1ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 NOVEMBER 29, 2023 | ALEXANDRIA CENTER® for LIFE SCIENCE — NEW YORK CITY ALEXANDRIA INVESTOR DAY 2023 Alexandria: At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency

2ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 TABLE OF CONTENTS Alexandria: The Pioneering Brand and Trusted Partner to Leaders in the Life Science Industry 4 Alexandria: At the Vanguard and Heart of the $5 Trillion Secularly Growing Life Science Industry 38 Alexandria: Mega Campuses 77 Alexandria: Multifaceted Self-Funded Growth Strategies 106 Alexandria: Fortress Balance Sheet 162 Alexandria: 2024 Guidance 174 Appendix 208

3ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Safe Harbor This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our projected earnings per share attributable to Alexandria’s common stockholders – diluted, funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, sources and uses of capital, and targets and timing for rental revenues and development and value-creation projects, expenses, capital plan strategy, risk management strategy and related actions, and environmental, social, and governance goals. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity), or refinance debt maturities, increased interest rates and construction and operating costs, adverse economic or real estate developments in our markets (including the impact of COVID-19), our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired or existing properties, decreased rental rates, lower than expected yields, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, unfavorable or uncertain social and political conditions (including the effects of new laws, regulations and policies), decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. Other than as may be required by law, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward- looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, Labspace®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®, Alexandria Technology Square®, and Alexandria Technology Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

4ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA: THE PIONEERING BRAND AND TRUSTED PARTNER TO LEADERS IN THE LIFE SCIENCE INDUSTRY

5ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Alexandria has achieved the three outputs that define a great company: Superior Results, Distinctive Impact, and Lasting Endurance. JIM COLLINS Renowned Author & Business Strategist

6ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 252% 513% 540% 669% 675% 765% 877% 914% 1,060% 1,160% 1,729% HEALTHCARE REALTY TRUST Total Stockholder Return From ARE’s IPO on May 27, 19971 to September 30, 2023 WELLTOWER UNIVERSAL HEALTH REALTY INCOME TRUST LTC PROPERTIES NATIONAL HEALTH INVESTORS OMEGA HEALTHCARE INVESTORS MSCI U.S. REIT INDEX HEALTHPEAK PROPERTIES FTSE NAREIT EQUITY HEALTH CARE INDEX2 ALEXANDRIA’S OUTSTANDING LONG-TERM VALUE Source: S&P Global Market Intelligence. Assumes reinvestment of dividends. 1. Alexandria’s IPO priced at $20.00 per share on May 27, 1997. 2. REITs included in the FTSE Nareit Equity Health Care Index for which total stockholder return information since May 1997 is not available are not presented. 3. On November 1, 2023, S&P Global Market Intelligence reevaluated its data for Ventas, which led to an adjustment of Ventas’s total stockholder return from 367% to 675% for the period above. SUPERIOR RESULTS VENTAS3

7ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. As of September 30, 2023, our asset base in North America includes 41.5 million RSF of operating properties and 5.6 million RSF of Class A/A+ properties undergoing construction, 8.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 19.1 million SF of future development projects. “A truly great business must have an enduring ‘moat’ that protects excellent returns on invested capital.” WARREN BUFFETT ALEXANDRIA’S COMPETITIVE ADVANTAGES UNMATCHED SCALE & DOMINANCE IN OUR KEY CLUSTERS ▸ First mover advantage in the top life science clusters ▸ High-quality assets aggregated in desirable mega campuses ▸ High-quality cash flows ▸ Fortress balance sheet ▸ Longstanding tenant relationships and stellar brand loyalty ▸ Experienced management team ▸ Ability to self-fund through multiple sources ▸ Deep life science industry expertise SUPERIOR RESULTS 41.5M OPERATING RSF1 75.1M POTENTIAL SQUARE FEET1 Alexandria has the ability to almost double our size with assets on balance sheet

8ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 OUR MISSION DISTINCTIVE IMPACT To create and grow life science ecosystems and clusters that ignite and accelerate the world’s leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

9ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Accelerating medical innovation to save lives Harnessing agtech to combat hunger and improve nutrition Approaching homelessness as a healthcare problem, not a housing issue Supporting our military, our veterans, and their families Inspiring future generations with the stories and values of our nation’s heroes Building principled leaders through education Revolutionizing addiction treatment Prioritizing the mental health crisis ALEXANDRIA’S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS Developing and implementing collaborative and innovative solutions to some of society’s most urgent challenges DISTINCTIVE IMPACT

10ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 From our humble beginnings in basement offices at Jacobs Engineering in 1994, Alexandria will celebrate the 30th anniversary of our one-of-a-kind, once-in-a-generation company on January 5, 2024. LASTING ENDURANCE ALEXANDRIA: 2024 CELEBRATING 30 YEARS AT THE VANGUARD AND HEART OF THE LIFE SCIENCE ECOSYSTEM™ PROUD OF THE PAST. LASER FOCUSED ON THE PRESENT. STRATEGICALLY PREPARED FOR THE FUTURE. PEOPLE. PASSION. PURPOSE.

LASTING ENDURANCE

ALEXANDRIA'S **SEASONED AND DISCIPLINED MANAGEMENT TEAM** HAS DEEP EXPERTISE AND EXPERIENCE PROVEN ACROSS MANY ECONOMIC CYCLES

OUR EXECUTIVE MANAGEMENT TEAM AVERAGES **19 YEARS** WITH ALEXANDRIA

CELEBRATING 30 YEARS OF EGOLESS LEADERSHIP

1994



STARTUP IN THE BASEMENT OF JACOBS ENGINEERING GROUP

Alexandria first identifies the life science real estate niche

2000–2002



DOTCOM BUBBLE BURST

Alexandria recognizes the potential of Alnylam, which today is the leader in RNAi

2008–2009


FOR SALE

GREAT FINANCIAL CRISIS

Alexandria continues building the first tower at the Alexandria Center® for Life Science – NYC

2020–2022



PEAK COVID-19 PANDEMIC

Alexandria capitalizes on very strong economy

2023–2024



HIGHLY VOLATILE MACROENVIRONMENT

Alexandria's Labspace® asset base is well positioned

ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023
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12ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. As of December 31, 1994. 2. As of September 30, 2023, except as otherwise indicated. 3. For the three months ended September 30, 2023 annualized. 4. Ratings and outlooks as of November 29, 2023. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. 5. As of September 30, 2023, our asset base in North America includes 41.5 million RSF of operating properties and 5.6 million RSF of Class A/A+ properties undergoing construction, 8.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 19.1 million SF of future development projects. ALEXANDRIA: THE PIONEER AND LEADER IN LIFE SCIENCE REAL ESTATE LASTING ENDURANCE 19941 TODAY2 TOTAL MARKET CAPITALIZATION $19M Series A $28.3B TOTAL REVENUES $1.0M $2.9B3 NUMBER OF PROPERTIES 4 419 SQUARE FEET 313K 41.5M | 75.1M BBB+ Positive4 Baa1 Stable4 CELEBRATING 30 YEARS OF DISCIPLINED AND STRATEGIC GROWTH Potential5Operating5

13ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA WAS FOUNDED AT THE BEGINNING OF THE BIOLOGY REVOLUTION NASDAQ BIOTECH INDEX (NBI)1 LASTING ENDURANCE 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 3Q23 20x INCREASE OVER THE LAST 30 Years “The biggest innovations of the 21st century will be at the intersection of biology and technology.” STEVE JOBS 1. Source: S&P Capital IQ.

14ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. As of December 31, 1994. 2. As of September 30, 2022. Over the past three decades, we have transformed this novel niche into a mainstream asset class. ALEXANDRIA: THE INVENTOR AND PIONEER OF THE LIFE SCIENCE REAL ESTATE NICHE FOUNDED JANUARY 5, 1994

15ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 We acquired our first life science asset in San Diego in 1994, which is now part of our reenvisioned One Alexandria Square mega campus. ALEXANDRIA FORMS THE FIRST-EVER PRIVATE REIT UNIQUELY FOCUSED ON THE CRITICALLY IMPORTANT LIFE SCIENCE INDUSTRY 1994

16ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Alexandria Completes Successful Initial Public Offering NYSE:ARE THE FIRST AND ONLY PUBLICLY TRADED PURE-PLAY LIFE SCIENCE REIT $155M Gross Proceeds Raised Less than 3.5 years after the company’s founding in January 1994 1997

17ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Source: Harvard Business Review, “Clusters and the New Economics of Competition,” November–December 1998 Issue. Clusters are geographic concentrations of interconnected companies and institutions in a particular field. … Clusters affect competition in three broad ways: first, by increasing the productivity of companies based in the area; second, by driving the direction and pace of innovation, which underpins future productivity growth; and third, by stimulating the formation of new businesses, which expands and strengthens the cluster itself. MICHAEL E. PORTER Bishop William Lawrence University Professor Harvard Business School

18ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Utilizing Michael E. Porter’s cluster theory as the basis for our cluster model, Alexandria identified the four critical drivers needed to create a thriving life science cluster. ALEXANDRIA: THE PIONEER AND LEADER IN CREATING AND GROWING LIFE SCIENCE ECOSYSTEMS AND CLUSTERS TO CATALYZE INNOVATION OUR CLUSTER MODEL Informed Alexandria’s strategic evolution from single assets to cluster campuses (2004–2006) and then to today’s world-class mega campuses CAMBRIDGE, MASSACHUSETTS

19ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 MISSION BAY EARLY DAYS Before Alexandria Created This Life Science Cluster MISSION BAY 2004

20ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 RESIDENTIAL CHASE CENTER MEGA CAMPUS: ALEXANDRIA CENTER® FOR SCIENCE AND TECHNOLOGY – MISSION BAY 2.2M RSF ALEXANDRIA’S VISIONARY TRANSFORMATION OF MISSION BAY INTO A VIBRANT COMMERCIAL LIFE SCIENCE CLUSTER MISSION BAY 2023 As of September 30, 2023. RSF includes future development/redevelopment.

21ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 NEW YORK CITY EARLY DAYS Before Alexandria Pioneered This Life Science Cluster NEW YORK CITY 2005

22ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S PIONEERING DEVELOPMENT OF THE NEW YORK CITY COMMERCIAL LIFE SCIENCE CLUSTER NEW YORK CITY 2023 MEGA CAMPUS: ALEXANDRIA CENTER® FOR LIFE SCIENCE – NEW YORK CITY

23ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 CAMBRIDGE EARLY DAYS Before Alexandria Enhanced This Life Science Cluster CAMBRIDGE 2006

ALEXANDRIA'S **IRREPLICABLE FOOTPRINT IN CAMBRIDGE'S KENDALL SQUARE**, "THE MOST INNOVATIVE SQUARE MILE ON THE PLANET"[1]



CAMBRIDGE
2023
MEGA CAMPUS: ALEXANDRIA CENTER® AT KENDALL SQUARE
3.0M RSF
MEGA CAMPUS: ALEXANDRIA CENTER® AT ONE KENDALL SQUARE
1.4M RSF
MEGA CAMPUS: ALEXANDRIA TECHNOLOGY SQUARE®
1.3M RSF
BINNEY STREET
Massachusetts Institute of Technology

As of September 30, 2023. RSF includes future development/redevelopment.

1. Source: Massachusetts Institute of Technology, "Kendall Square Initiative."

ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023

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25ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA RECEIVES INVESTMENT-GRADE RATINGS IN 2011 S&P Global and Moody’s affirmed Alexandria’s investment-grade credit ratings, which rank in the top 10% among all publicly traded U.S. REITs, in September 2023 and October 2023, respectively. 2011 Baa2 Today Baa1 Today 2011 BBB- BBB+ PositiveStable Stable Stable 2008–2009 Unrated 2008–2009 Unrated Ratings and outlooks for today are as of November 29, 2023. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services as of September 30, 2023.

26ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA COMPLETES FIRST SIGNIFICANT JOINT VENTURE PARTNERSHIP IN 2011–2012 PIVOTING TO A NEW AND ADDITIONAL SOURCE OF FUNDING OVER 10 YEARS AGO PROCEEDS FROM THE JV FUNDED THE DEVELOPMENT OF LONGWOOD CENTER, ANCHORED BY THE DANA-FARBER CANCER INSTITUTE (SOLD IN 2018) Demonstrates long-term value of and demand for Alexandria’s scarce, high-quality life science real estate assets

27ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Source: YCharts, NASDAQ, PitchBook, and U.S. Food and Drug Administration. For the period from January 13, 2013 through December 31, 2021. ⇡ 150%+ DOW JONES U.S. SELECT PHARMACEUTICALS INDEX (DJSPHM) Market cap-weighted mid and large cap biopharma ⇡ 250%+ SPDR S&P BIOTECH ETF (XBI) Market cap-weighted small and mid cap biotech 500+ IPOs U.S.-based stock exchanges $270B+ Venture Dollars Invested in U.S. 390+ New Drugs Approved by the FDA UNPRECEDENTED 9-YEAR BULL RUN FROM 2013 TO 2021

28ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 MISSION-DRIVEN COMPANY dedicated to improving human health and quality of life FIRST MOVER ADVANTAGE in the top life science clusters UNMATCHED SCALE across our desirable mega campuses OPERATIONAL EXCELLENCE to help safeguard leading-edge science LONGSTANDING STRATEGIC RELATIONSHIPS with high-quality and diverse tenants RELENTLESS INNOVATION & CREATIVITY to meet evolving life science industry needs THE POWER OF ALEXANDRIA’S IRREPLICABLE BRAND

29ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA IS A UNIQUELY MISSION-DRIVEN COMPANY DEDICATED TO IMPROVING HUMAN HEALTH AND THE QUALITY OF PEOPLE’S LIVES “This building is going to be more than steel and concrete. It’s a lifesaving cure for my kids. It’s amazing to think about what’s going to happen in this building.” JENNIFER FERGUSON (pictured right) Mother of two children with cystic fibrosis at Vertex Pharmaceuticals’ research site at 3215 Merryfield Row in San Diego

30ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S FIRST MOVER ADVANTAGE IN THE TOP LIFE SCIENCE CLUSTERS . SAN DIEGO 29 Years SEATTLE 27 Years MARYLAND 27 Years GREATER BOSTON 26 Years RESEARCH TRIANGLE 26 Years NEW YORK CITY 18 Years “Researchers have settled on what they believe is the magic number for true expertise: 10,000 hours.” MALCOLM GLADWELL Outliers SAN FRANCISCO BAY AREA 27 Years 25+ YEARS AVERAGE MARKET TENURE

31ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 MEGA CAMPUS: SD TECH BY ALEXANDRIA 1.8M RSF ALEXANDRIA’S UNMATCHED SCALE PROVIDES OUR TENANTS WITH STRATEGIC OPTIONALITY TO MEET THEIR UNIQUE NEEDS As of September 30, 2023. RSF includes future development/redevelopment. THE SAN DIEGO SCIENCE SECTOR MEGA CAMPUS: 5200 ILLUMINA WAY 1.2M RSF MEGA CAMPUS: ONE ALEXANDRIA SQUARE 1.2M RSF MEGA CAMPUS: CAMPUS POINT BY ALEXANDRIA 2.8M RSF

32ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S OPERATIONAL EXCELLENCE IN ASSET MANAGEMENT, DESIGN, AND DEVELOPMENT The Outstanding Building of the Year (TOBY) Awards recognize quality in commercial buildings and reward excellence in building management BOMA Boston 2023 WINNER: HISTORICAL BUILDING OF THE YEAR ONE KENDALL SQUARE, BUILDING 200 CAMBRIDGE BOMA Seattle King County 2023 WINNER: INAUGURAL LIFE SCIENCE CATEGORY 1165 EASTLAKE AVENUE EAST SEATTLE BOMA Boston 2023 WINNER: LAB BUILDING OF THE YEAR 60 BINNEY STREET CAMBRIDGE BOMA Boston 2023 WINNER: RENOVATED BUILDING OF THE YEAR ONE KENDALL SQUARE, BUILDING 1400 CAMBRIDGE BOMA San Diego 2023 WINNER: INAUGURAL LIFE SCIENCE CATEGORY 9880 CAMPUS POINT DRIVE | SAN DIEGO BREAKING NEWS

33ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S OPERATIONAL EXCELLENCE HELPS SAFEGUARD BILLIONS OF DOLLARS OF SCIENTIFIC RESEARCH, DEVELOPMENT, AND COMMERCIAL LIFE SCIENCE ASSETS

34ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA HAS CULTIVATED LONGSTANDING STRATEGIC TENANT RELATIONSHIPS WITH LEADERS IN THE LIFE SCIENCE INDUSTRY SINCE 1996 SINCE 2002 SINCE 2012 SINCE 1998 SINCE 2004 SINCE 2005 SINCE 2008 SINCE 2008 SINCE 2000 SINCE 2006 SINCE 1999 SINCE 2009 SINCE 2015SINCE 2010 SINCE 2005 SINCE 2007SINCE 2006 SINCE 2008 SINCE 2013SINCE 2011 SINCE 2009SINCE 2007 SINCE 2015 SINCE 2004

35ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 BREAKING NEWS

36ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S RELENTLESS INNOVATION & CREATIVITY BUILDS BRAND LOYALTY

37ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 INNOVATION Expertise Creativity TRUSTReliabilityTHE VALUE OF THE ALEXANDRIA BRAND

38ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA: AT THE VANGUARD AND HEART OF THE $5 TRILLION1 SECULARLY GROWING LIFE SCIENCE INDUSTRY 1. Source: YCharts. Based on aggregate market capitalization for the life science industry, encompassing biotechnology companies, drug manufacturers, and diagnostics and research companies, as of November 10, 2023.

39ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015. ALEXANDRIA’S TENANTS ARE PURSUING TRANSFORMATIVE WORK THAT IS VITAL TO ADDRESSING MASSIVE UNMET MEDICAL NEED ~10K KNOWN DISEASES1 Less Than 10% Are Currently Addressable With Treatments This unmet need is the fundamental driver of life science research

40ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Source: American Cancer Society, “CA: A Cancer Journal for Clinicians,” January/February 2023. Represents U.S. cancer projection for 2023. 2. Source: Centers for Disease Control and Prevention, “Heart Disease Facts,” accessed November 2023. 3. Source: Alzheimer's Association, “Alzheimer’s Disease Facts and Figures.” Represents U.S. estimate for 2023. 4. Source: Centers for Disease Control and Prevention, “12 Month-ending Provisional Counts of Drug Overdose Deaths: United States,” accessed November 2023. Represents reported U.S. figure for the trailing 12-month period ending December 31, 2022. Our successes give us hope that we really will find a solution for every patient. Our failures teach us how very far we still have to go. Both show us that we must work harder, more collaboratively, and with a sense of great urgency. MONICA BERTAGNOLLI, MD Director National Institutes of Health Confirmed by the Senate on November 7, 2023 110K Overdose Deaths in 20224 2.0M Projected Cases of Cancer in 20231 695K Deaths Due to Heart Disease in 20212 610K Projected Deaths Due to Cancer in 20231 6.7M Individuals Over 65 Living With Alzheimer’s Disease in 20233

41ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA IS HONORED TO PARTNER WITH COMPANIES AT THE FOREFRONT OF INNOVATION ADVANCING NOVEL MEDICINES TO PREVENT, TREAT, AND CURE DISEASE 235+ Approved FDA therapies developed by Alexandria tenants since 20133 2,500+ Clinical trials currently sponsored by Alexandria tenants2 $150B+ R&D spend by Alexandria’s public biotech and pharma tenants in 20221 Building the Future of Life-Changing Innovation® 1. Source: Evaluate Pharma, November 2023. 2. Source: BCIQ. As of September 30, 2023. 3. Source: U.S. Food and Drug Administration. Novel therapies approved by the FDA (Center for Drug Evaluation and Research (CDER)) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA. For the period from January 1, 2013 through November 8, 2023.

42ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 THE SUSTAINED STRENGTH OF LIFE SCIENCE FUNDAMENTALS POSITIONS THE INDUSTRY FOR LONG-TERM SECULAR GROWTH Medical Research Philanthropy NIH Funding FDA Approvals Commercial R&D Funding Venture Capital Public Market Investment LIFE SCIENCE FUNDAMENTALS

43ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 TOTAL LIFE SCIENCE R&D FUNDING $2.1T+ 2018–2022 $450B+ IN 2022 $278B $77B $53B $51B STRONG AND DIVERSE FUNDING SOURCES FUEL DEMAND FOR ALEXANDRIA’S LABSPACE® ASSETS 1. Source: Evaluate Pharma, October 2023. 2. Sources: PitchBook, BioCentury, and NASDAQ. Public markets include IPOs, follow-ons, and public equity financings. 3. Sources: Congressional Research Service, “National Institutes of Health (NIH) Funding: FY1996-FY2024,” updated May 17, 2023; National Science Foundation (NSF), "Fiscal Year 2022 Appropriations." 4. Source: The Giving Institute, “Giving USA 2023: The Annual Report on Philanthropy for the Year 2022.” Government Funding (NIH & NSF) 3 U.S. Medical Research Philanthropy 4 Global Public Biopharma R&D Spending1 U.S. Life Science Venture Capital and Public Markets2 2022 LIFE SCIENCE R&D FUNDING BY SOURCE

44ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 $76B $142B $167B $202B $278B $317B 2002 2007 2012 2017 2022 2027 Projected BIOPHARMA HAS DEPLOYED OVER $3T TO DEVELOP NEW MEDICINES SINCE 2000 Source: Evaluate Pharma, November 2023. Global R&D spend by biopharma companies. Top 20 biopharma companies ranked by pharma R&D spend in 2022. TOTAL BIOPHARMA R&D SPEND 16 OF THE TOP 20 PHARMA R&D SPENDERS ARE ALEXANDRIA TENANTS 66% Increase in Total Spend on R&D Over the Past 10 Years

45ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 BIOPHARMA’S REVENUE LOSS DUE TO PATENT EXPIRATIONS WILL CONTINUE TO DRIVE SIGNIFICANT INVESTMENT INTO R&D, PARTNERING, AND M&A $44B $9B $27B $28B $44B $55B 2023 2024 2025 2026 2027 2028 POTENTIAL REVENUES IMPACTED BY PATENT EXPIRATIONS Source: Evaluate Pharma, "The patent winter is coming," May 25, 2022. NOTABLE PRODUCTS GOING OFF PATENT

46ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 BIOPHARMA HAS SIGNIFICANT CAPITAL TO DEPLOY TOWARD INNOVATIVE NEW MEDICINES M&A FIREPOWER OF TOP 20 PHARMA $1.1T Source: Stifel, "Biopharmaceutical Sector Weekly Update," October 23, 2023.

47ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 M&A HAS REGAINED MOMENTUM IN 2023, RECYCLING CAPITAL BACK INTO THE LIFE SCIENCE INDUSTRY Source: Evaluate Pharma, November 2023. 1. Represents percentage of top 20 biopharma product sales generated from M&A and partnerships in 2022. M&A includes company and product acquisitions. Partnerships include products sourced by a company through in-licensing deals. 2. YTD 2023 represents the period from January 1, 2023 through October 31, 2023. Includes announced company acquisitions and mergers. $73B $182B $129B $102B $91B $139B $226B $122B $94B $87B $121B 101 105 129 94 76 77 77 69 77 79 53 0 20 40 60 80 100 120 140 $0.0 B $0.0 B $0.0 B $0.0 B $0.0 B $0.0 B 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD 2023² BIOPHARMA M&A TRANSACTIONS Total Deal Value Deal Count 63% 2x Increase in Top 20 Biopharma Revenue Stemming From M&A Since 20021 of Top 20 Biopharma Revenue Is From M&A and Partnerships1

48ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 $545B+ VENTURE CAPITAL FUNDS RAISED BY VENTURE FIRMS1 $200B+ VENTURE CAPITAL FUNDS WITH LIFE SCIENCE INVESTMENT FOCUS2 FUNDS RAISED SINCE 2019 Alexandria’s Private Biotechnology Tenants Are Supported by Historic Levels of Venture Fundraising, Providing Them With Significant Dry Powder Into the Future Source: PitchBook, November 2023. For the period from January 1, 2019 through November 15, 2023. 1. Includes early- and late-stage venture capital funds raised by U.S. venture firms. 2. Includes early- and late-stage venture capital funds raised by U.S. venture firms focused on life science or both life science and technology portfolio investments.

49ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 $15.8B $18.7B $18.0B $22.6B $32.2B $31.0B $46.3B $70.8B $51.8B $32.8B 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD 2023 Source: PitchBook, November 2023. YTD 2023 represents the period from January 1, 2023 through October 31, 2023. 2023 LIFE SCIENCE VENTURE CAPITAL FUNDING HAS RESET TO LEVELS ABOVE 2019 AND ALL PRIOR YEARS LIFE SCIENCE VENTURE CAPITAL DEPLOYMENT $17.5B AVERAGE (2014–2016) $28.6B AVERAGE (2017–2019) $56.3B AVERAGE (2020–2022)

50ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 $5.4B $13.4B $5.5B $12.9B $17.1B $16.4B $34.8B $26.4B $14.5B $16.2B 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD 2023 Source: BioCentury, November 2023. Public follow-on financings completed by U.S. listed biopharma companies. YTD 2023 represents the period from January 1, 2023 through October 31, 2023. POSITIVE DATA READOUTS CONTINUE TO CATALYZE SIGNIFICANT PUBLIC FOLLOW-ON FINANCINGS PUBLIC LIFE SCIENCE FOLLOW-ON FINANCINGS $8.1B AVERAGE (2014–2016) $15.5B AVERAGE (2017–2019) $25.2B AVERAGE (2021–2023)

51ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 FY23 FUNDING CHANGE OVER FY19 BIOMEDICAL INNOVATION IN ALEXANDRIA’S CLUSTERS CONTINUES TO BE DRIVEN BY BIPARTISAN SUPPORT FOR LIFE SCIENCE RESEARCH 1. Source: National Institutes of Health, “National Institutes of Health Funding FY1996-FY2024,” May 17, 2023. Change based on the NIH’s FY19 final budget and FY23 enacted budget. 2. Source: Centers for Disease Control and Prevention, “Centers for Disease Control and Prevention Funding Overview,” May 28, 2023. Change based on the CDC’s FY19 final budget and FY23 enacted budget. 3. Source: U.S. Food and Drug Administration, “Food and Drug Administration Operating Plan for FY 2023.” Change based on the FDA’s FY19 final operating budget and FY23 enacted budget. The enacted FY23 NIH budget is $49.2B (+$3B YoY) and includes $1.5B for the new Advanced Research Projects Agency for Health (ARPA-H) $49.2B +25% 1 2 $9.3B +27% 3 $6.7B +17%

52ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 STRONG PHILANTHROPIC GIVING PROVIDES ADDITIONAL SUPPORT FOR BIOMEDICAL RESEARCH 1. Source: The Giving Institute, “Giving USA 2023: The Annual Report on Philanthropy for the Year 2022.” 2. Source: Meta Platforms, Inc., 13G SEC filing, December 31, 2021. $25.5B $33.4B $51.1B 2002 2012 2022 HEALTH-RELATED CHARITABLE GIVING1 53% INCREASE IN HEALTH- RELATED CHARITABLE GIVING BETWEEN 2012 AND 2022 ALEXANDRIA’S SAN FRANCISCO BAY AREA-BASED TENANT CHAN ZUCKERBERG INITIATIVE (CZI) BIOHUB PROVIDES GRANTS WITH AN AIM TO “CURE, PREVENT, OR MANAGE ALL DISEASES BY THE END OF THE 21ST CENTURY” $20B+ PHILANTHROPIC FUND2

53ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S TENANTS ARE RESPONSIBLE FOR 50% OF FDA-APPROVED THERAPIES SINCE 20131 Source: U.S. Food and Drug Administration. Novel therapies approved by the FDA (Center for Drug Evaluation and Research (CDER)) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA. YTD 2023 represents the period from January 1, 2023 through September 30, 2023. 1. For the period from January 1, 2013 through November 8, 2023. NOTABLE FDA APPROVALS FROM ALEXANDRIA TENANTS IN 2023 145 213 235 2009–2013 2014–2018 2019–YTD 2023 NOVEL THERAPIES APPROVED BY THE FDA (CDER) Prevention of RSV in newborns Treatment of ALS driven by SOD1 mutations Chronic weight management 62% INCREASE IN FDA APPROVALS OVER A 5-YEAR PERIOD SINCE 2009

54ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 FDA’S CDER GRANTED 48 APPROVALS IN 20231 WITH 58 EXPECTED BY YEAR END2 REPRESENTING A NEAR ALL-TIME HIGH >235 Approvals Over the Past 5 Years NOTABLE AREAS OF APPROVAL IN 2023 8 Rare Diseases 6 Autoimmune/ Inflammatory 7 Central Nervous System/Neurology 12 Oncology Source: U.S. Food and Drug Administration. Novel therapies approved by the FDA’s Center for Drug Evaluation and Research (CDER) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA. 1. For the period from January 1, 2023 through November 8, 2023. 2. Source: BioPharmCatalyst, “PDUFA Calendar,” accessed November 8, 2023. Additional potential approvals based on scheduled 2023 PDUFA dates.

55ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 APPROVALS OF NEW MODALITIES SUCH AS CELL, GENE, AND mRNA THERAPIES ARE ACCELERATING 1 2 3 3 2 5 7 6 2014 2015 2017 2018 2019 2020 2021 2022 YTD 2023¹ NOVEL INNOVATIVE THERAPIES APPROVED BY THE FDA (CBER) NOTABLE FDA APPROVALS FROM ALEXANDRIA TENANTS Source: U.S. Food and Drug Administration. Innovative therapies approved by the FDA (Center for Biologics Evaluation and Research (CBER)) exclude allergenic products, minimally modified tissue therapies, plasma derivatives and their analogues, non-innovative vaccines, and diagnostics and devices; and include cell and gene therapies, mRNA, novel conventional vaccines (i.e., RSV), oncolytic viruses, and live biotherapeutics (i.e., microbiome therapies). 1. YTD 2023 represents the period from January 1, 2023 through September 30, 2023. Cell therapy for treatment of refractory multiple myeloma mRNA vaccine for prevention of COVID-19 Gene therapy for treatment of inherited retinal disease due to mutation of the RPE65 gene 0

THE INTEGRATION OF BIOLOGY AND ARTIFICIAL INTELLIGENCE WILL INCREASINGLY BE A DEMAND DRIVER FOR ALEXANDRIA'S ESSENTIAL LABSPACE® ASSET BASE


RESEARCH
LAB
COMPUTATION

RESEARCH "WET" LAB

Generating high-quality biological and chemical data to train algorithms

COMPUTATIONAL "DRY" LAB

Integrating vast amounts of data generated in the research lab with the aid of AI and machine learning tools

> Making a drug is about so many other things. The special sauce is the integration between the wet lab and the dry lab.[1]

Gevorg Grigoryan, PhD
Co-Founder &
Chief Technology Officer
Generate:Biomedicines

1. Source: Endpoints News, "Generate:Biomedicines opens the hood on its AI software for making proteins," November 15, 2023.

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57ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Alexandria is an important strategic partner in providing critical laboratory space to many of our companies working at the intersection of biology and AI to pioneer new platforms and speed the innovation supply chain in order to get new medicines to patients faster. NOUBAR AFEYAN, PhD Founder & Chief Executive Officer, Flagship Pioneering; Co-Founder & Chairman, Moderna and Generate:Biomedicines

58ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Source: Centers for Medicare & Medicaid Services, “National Health Expenditures 2021 Highlights,” December 2022. 2. Source: PhRMA, “Prescription Medicines: Costs in Context 2022.” 3. Source: PhRMA, “10 Things you should know about medicine spending and costs.” March 10, 2022. PRESCRIPTION DRUG SPEND ACCOUNTS FOR LESS THAN 15% OF NATIONAL HEALTHCARE EXPENDITURES 500% Average Hospital Markup of Prescription Medicines3 >50% Prescription Drug Spend That Goes to Middlemen, Including PBMs, Hospitals, and Insurers3 of Medicines Dispensed in the U.S. Are Generics3 91% 14% PRESCRIPTION MEDICINES’ SHARE OF NATIONAL HEALTH EXPENDITURES IN 20211 PRESCRIPTION MEDICINES2 $4.2T

59ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Source: PhRMA / Milliman, "Analysis of insulin competition and costs in the United States," December 9, 2021. PHARMACY BENEFIT MANAGERS (PBMs) HAVE DRIVEN UP THE GROSS PRICE OF MEDICINES, WHILE NET PRICES HAVE DECLINED AVERAGE PRICE OF INSULIN ANALOGS PER PATIENT in the average annual net price of insulin since 2007 20% DECLINE 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $1,597 $1,319 $1,055 $6,429 INFLATION OF GROSS PRICES LARGELY DRIVEN BY PBM REBATES AND DISCOUNTSGROSS PRICE, NOT INCLUDING DISCOUNTS AND REBATES NET PRICE

60ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 $327B Diabetes1 ESTIMATED DIRECT AND INDIRECT COSTS PER YEAR INNOVATION IN MEDICINE IS IMPERATIVE TO SAVING LIVES AND DRIVING DOWN HEALTHCARE COSTS $3.9T Annual care expenditures driven by chronic physical and mental health conditions2 1. Source: Centers for Disease Control and Prevention, “Health and Economic Costs of Chronic Diseases,” accessed November 20, 2023. 2. Sources: U.S. Centers for Medicare & Medicaid Services, “National Health Expenditures Fact Sheet,” 2021; RAND, “Multiple Chronic Conditions in the United States,” 2017. 3. Source: Substance Abuse and Mental Health Services Administration, “Projections of National Expenditures for Treatment of Mental and Substance Use Disorders, 2010-2020.” 4. Source: Cancer Action Network, “The Costs of Cancer 2020.” $363B Heart Disease & Stroke1 $305B Alzheimer’s Disease1 $280B Mental & Substance Abuse Disorders3 $183B Cancer4 $173B Obesity1

ALEXANDRIA'S TENANTS REFLECT THE BREADTH, DEPTH, AND DIVERSITY OF THE LIFE SCIENCE INDUSTRY

PERCENTAGE OF ALEXANDRIA'S ANNUAL RENTAL REVENUE (ARR)[1]


Multinational Pharmaceutical
18%
Life Science Product, Service, and Device
22%
Public Biotechnology - Approved or Marketed Product
14%
Public Biotechnology - Preclinical or Clinical Stage
10%
Private Biotechnology
9%
Other[3]
4%
Investment-Grade or Large Cap Tech
8%
Future Change in Use[2]
4%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%

As of September 30, 2023. Refer to "Annual rental revenue" in the appendix.

1. Represents ARR in effect as of September 30, 2023.
2. Represents ARR currently generated from space that is targeted for a future change in use, including 1.1% of total ARR that is generated from covered land play projects for future development opportunities. The weighted-average remaining term of these leases is 4.1 years.
3. Represents ARR from technology, professional services, finance, telecommunications, and construction/real estate companies, including less than 1% from retail-related tenants.

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61

62ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 MULTINATIONAL PHARMACEUTICAL $750B+ REVENUE GENERATED BY ALEXANDRIA’S MULTINATIONAL PHARMACEUTICAL TENANTS IN 20221 1. Source: Evaluate Pharma. 2. Represents ARR in effect as of September 30, 2023. 3. Represents the period from January 1, 2023 through September 30, 2023. 18% PERCENTAGE OF ALEXANDRIA’S ARR2 100% RENT COLLECTION THROUGH 3Q233

63ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 LIFE SCIENCE PRODUCT, SERVICE, AND DEVICE $833B+ REVENUE GENERATED BY ALEXANDRIA’S LIFE SCIENCE PRODUCT, SERVICE, AND DEVICE TENANTS IN 20221 22% PERCENTAGE OF ALEXANDRIA’S ARR2 99.8% RENT COLLECTION THROUGH 3Q233 1. Source: Evaluate Pharma. 2. Represents ARR in effect as of September 30, 2023. 3. Represents the period from January 1, 2023 through September 30, 2023.

64ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 $150B+ REVENUE GENERATED BY ALEXANDRIA’S PUBLIC BIOTECHNOLOGY TENANTS IN 20222 1. Approved or marketed product. 2. Source: Evaluate Pharma. 3. Represents ARR in effect as of September 30, 2023. 4. Represents the period from January 1, 2023 through September 30, 2023. 14% PERCENTAGE OF ALEXANDRIA’S ARR3 100% RENT COLLECTION THROUGH 3Q234 PUBLIC BIOTECHNOLOGY1

65ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 PRIVATE BIOTECHNOLOGY $18.1B+ CAPITAL RAISED BY ALEXANDRIA’S PRIVATE BIOTECHNOLOGY TENANTS SINCE 20191 1. Source: PitchBook. 2. Represents ARR in effect as of September 30, 2023. 3. Represents the period from January 1, 2023 through September 30, 2023. 9% PERCENTAGE OF ALEXANDRIA’S ARR2 99.8% RENT COLLECTION THROUGH 3Q233

66ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 $15.6B NIH AWARD FUNDING ACROSS ALEXANDRIA CLUSTERS IN FY221 1. Source: NIH. 2. Represents ARR in effect as of September 30, 2023. 3. Represents the period from January 1, 2023 through September 30, 2023. 11% PERCENTAGE OF ALEXANDRIA’S ARR2 100% RENT COLLECTION THROUGH 3Q233 INSTITUTIONAL (ACADEMIC/MEDICAL, NON-PROFIT, AND U.S. GOVERNMENT)

67ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA’S ESSENTIAL LABSPACE® INFRASTRUCTURE

68ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 DEVELOPMENT OF NEW MEDICINES IS NOT POSSIBLE WITHOUT DEDICATED LABORATORY INFRASTRUCTURE The scientific infrastructure and workflow dictate the need for highly integrated laboratory and essential nontechnical space that cannot be easily decoupled and must operate 24/7/365.

ALEXANDRIA'S ESSENTIAL LABSPACE® ASSETS ARE **UNIQUELY DESIGNED TO SUPPORT HIGHLY TECHNICAL LIFE SCIENCE REQUIREMENTS**



SOPHISTICATED INFRASTRUCTURE

Large backup generators

Solvent-dispensing systems

Cooling towers, pumps, and exhaust fans

Storage and delivery of lab gases

CAPITAL EQUIPMENT AND SENSITIVE INSTRUMENTATION

-80°C freezers and cryogenic storage

Cold rooms

Centrifuges

DNA sequencers

Microscopes

PCR machines

High-throughput robotics

Incubators

Biosafety cabinets

The lists on the right include a sampling of infrastructure, equipment, and instrumentation. These are not exhaustive lists.

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69

70ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Image tumor sample in microscopy room A DAY IN THE LIFE OF A BENCH SCIENTIST Document experiment and analyze data from previous day Lunch and data review in conference room with team LABORATORY NONTECHNICAL Dispose chemical waste and prepare for next day’s experiment Process tumor sample in biosafety cabinet Set up experiment at laboratory bench Receive patient tumor sample; document and store at -80°C Prepare tumor sample for overnight incubation

71ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA IS AT THE FOREFRONT OF SUSTAINABLE LABORATORY DESIGN AND OPERATIONS

72ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Decarbonization Strategy POWER PURCHASE AGREEMENT GREATER BOSTON INVESTING IN RENEWABLE ELECTRICITY ALEXANDRIA CONTINUES TO ADVANCE OUR APPROACH TO NET ZERO 15 NECCO STREET GREATER BOSTON REDUCING NATURAL GAS AND ELECTRICITY CONSUMPTION Innovative strategy centered on reducing emissions from the operation of our essential Labspace® infrastructure 751 GATEWAY BOULEVARD SAN FRANCISCO BAY AREA DESIGNING FOR ELECTRIFICATION

73ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA ALIGNS OUR STRATEGIC SUSTAINABILITY GOALS WITH THOSE OF OUR TENANTS 1. As of December 31, 2022. 2. Source: Project engineering report. Reduction is based on energy efficiency exceeding that required by the current energy code, reduced fossil fuel use, and 100% renewable electricity for building electricity consumption. 3. Source: Project engineering report. Reduction in fossil fuel use relative to the current energy code is through the use of geothermal energy. 90% AT THE LEADING EDGE OF LABORATORY BUILDING DECARBONIZATION ALEXANDRIA’S PIONEERING 15 NECCO STREET DEVELOPMENT NEW HOME OF THE LILLY INSTITUTE FOR GENETIC MEDICINE of Alexandria’s top 20 tenants (by annual rental revenue) have set net-zero carbon and/or carbon neutrality goals1 96% Reduction in CO2 Emissions2 100% On- and Off-Site Renewable Electricity 74% Reduction in Fossil Fuel Use3

74ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 As we continue to innovate and grow our world-class mRNA platform, our future home will enable us to keep delivering on the promise of mRNA science and retain and recruit the best talent from the Massachusetts life science sector while also minimizing our environmental footprint. JAMEY MOCK Chief Financial Officer Moderna ALEXANDRIA’S PIONEERING 325 BINNEY STREET DEVELOPMENT DESIGNED TO BE THE MOST SUSTAINABLE LABORATORY BUILDING IN CAMBRIDGE

75ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 WATER EFFICIENCY PROJECTS Cooling tower replacements and upgrades High-efficiency plumbing fixtures Metering and leak detection Native and drought-tolerant landscaping High-performance weather-sensing drip irrigation systems Rainwater reuse ALEXANDRIA’S STRATEGIC EFFORTS TO REDUCE WATER USAGE ACROSS OUR ASSET BASE HIGH-EFFICIENCY PLUMBING FIXTURES 1330 Piccard Drive Maryland SMART IRRIGATION 1165 Eastlake Avenue East Seattle RAINWATER REUSE 100 Binney Street Greater Boston

76ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Alexandria’s life science tenants have relied on our essential Labspace® infrastructure to house, operate, advance, and help safeguard billions of dollars of mission-critical scientific research to prevent, treat, and cure disease. FOR THE PAST THREE DECADES PEOPLE. PASSION. PURPOSE.

77ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA: MEGA CAMPUSES

78ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 INTEGRATED CAMPUSES PREMIER MEGA CAMPUSES 75% Mega Campuses Encompass of Alexandria’s Annual Rental Revenue DISTINCTIVE ASSETS ALEXANDRIA’S STRATEGIC ASSET CURATION As of September 30, 2023. Refer to “Annual rental revenue” and "Mega campus" in the appendix. 68% of Alexandria’s Operating Property RSF

79ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA HAS THE ABILITY TO ALMOST DOUBLE OUR ASSET BASE WITH ASSETS ON BALANCE SHEET 41.5M OPERATING RSF As of September 30, 2023, our asset base in North America includes 41.5 million RSF of operating properties and 5.6 million RSF of Class A/A+ properties undergoing construction, 8.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 19.1 million SF of future development projects. 75.1M TOTAL SQUARE FEET

80ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 THE CORE OF ALEXANDRIA’S COMPETITIVE ADVANTAGE x EXPERTISE INNOVATION E++( a t) STRATEGIC LOCATIONS AGGREGATION TIME SL i =

81ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 THE UNDISPUTED LIFE SCIENCE REAL ESTATE LEADER

82ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 2020 2022 20242010 2015 2018 2019 2025 FUTURE ALEXANDRIA HAS BEEN STRATEGICALLY ASSEMBLING OUR CAMPUS POINT MEGA CAMPUS FOR OVER A DECADE 5 12 73 34 6 CAMPUS POINT BY ALEXANDRIA AGGREGATION HISTORY AND DEVELOPMENT POTENTIAL 4 4 6 6 450K RSF 755K RSF 1.0M RSF 1.3M RSF 1.4M RSF 1.7M RSF 2.3M RSF1.8M RSF 8 2.8M RSF As of September 30, 2023. Numbers on aerial represent order of acquisition or development/redevelopment. RSF amounts represent the actual or anticipated total square footage in operation or under active construction at the end of each respective year.

83ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 FENWAY SEAPORT WATERTOWN WALTHAM ALEXANDRIA’S GREATER BOSTON OVERVIEW OPERATING ASSETS 10.5M RSF ANNUAL RENTAL REVENUE $729M UNDER CONSTRUCTION1 3.1M RSF FUTURE DEVELOPMENT/ REDEVELOPMENT 4.8M RSF As of September 30, 2023. 1. Includes active development, active redevelopment, and near-term projects expected to commence construction in the next three quarters. CAMBRIDGE

ALEXANDRIA IS THE DOMINANT LANDLORD IN CAMBRIDGE'S KENDALL SQUARE, "THE MOST INNOVATIVE SQUARE MILE ON THE PLANET"[1]



MEGA CAMPUS
ALEXANDRIA CENTER®
AT KENDALL SQUARE
3.0M RSF
MEGA CAMPUS
ALEXANDRIA CENTER®
AT ONE KENDALL SQUARE
1.4M RSF
BINNEY STREET
MEGA CAMPUS
ALEXANDRIA
TECHNOLOGY SQUARE®
1.3M RSF
Massachusetts
Institute of
Technology

As of September 30, 2023. RSF includes future development/redevelopment.

1. Source: Massachusetts Institute of Technology, "Kendall Square Initiative."

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85ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Alexandria’s First Mega Campus in Cambridge, a Highly Diverse and In-Demand Life Science Ecosystem Adjacent to MIT As of September 30, 2023. ALEXANDRIA TECHNOLOGY SQUARE® 1.2M RSF OPERATING 7 PROPERTIES 100K RSF FUTURE DEVELOPMENT/REDEVELOPMENT 2006 YEAR ACQUIRED

86ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA IS THE DOMINANT LANDLORD IN WATERTOWN, A DYNAMIC SUBMARKET CATALYZED BY OUR CONVICTION AND FUELED BY OUR SUCCESS IN CAMBRIDGE WATERTOWN FENWAY As of September 30, 2023. RSF includes future development/redevelopment. MEGA CAMPUS THE ARSENAL ON THE CHARLES 1.2M RSF CAMBRIDGE MEGA CAMPUS 480 ARSENAL WAY AND 446, 458, 500, AND 550 ARSENAL STREET 1.0M RSF 99 COOLIDGE AVENUE 321K RSF

87ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 THE ARSENAL ON THE CHARLES Vibrant 1.2M RSF Mega Campus Transforming Greater Boston’s Watertown Submarket As of September 30, 2023. 1.1M RSF OPERATING & UNDER CONSTRUCTION 13 PROPERTIES 34K RSF FUTURE DEVELOPMENT/REDEVELOPMENT 2019 INITIAL ACQUISITION

88ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S SAN FRANCISCO BAY AREA OVERVIEW OPERATING ASSETS 8.0M RSF ANNUAL RENTAL REVENUE $462M UNDER CONSTRUCTION 798K RSF FUTURE DEVELOPMENT/ REDEVELOPMENT 5.1M RSF As of September 30, 2023. MISSION BAY SOUTH SAN FRANCISCO GREATER STANFORD

89ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S MEGA CAMPUSES IN SOUTH SAN FRANCISCO, THE BIRTHPLACE OF BIOTECHNOLOGY, ATTRACT INNOVATIVE COMPANIES MEGA CAMPUS ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES – SSF1 1.0M RSF ALEXANDRIA CENTER® FOR LIFE SCIENCE – SSF 505K RSF As of September 30, 2023. RSF includes future development/redevelopment. 1. Formerly known as 213, 249, 259, 269, and 279 East Grand Avenue. MEGA CAMPUS ALEXANDRIA TECHNOLOGY CENTER® – GATEWAY 1.9M RSF

90ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES – SOUTH SAN FRANCISCO1 Visionary 1.0M RSF Mega Campus With Next-Generation Amenities and Infrastructure to Support Groundbreaking Science As of September 30, 2023. 1. Formerly known as 213, 249, 259, 269, and 279 East Grand Avenue. 920K RSF OPERATING 5 PROPERTIES 90K RSF FUTURE DEVELOPMENT/REDEVELOPMENT 2004 INITIAL ACQUISITION EA ST G RA N D A VEN U E

91ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS Purpose-Built 2.1M RSF Mega Campus in the San Francisco Bay Area’s Greater Stanford Submarket Offering Exceptional Access to Transit and Amenities FUTURE PHASES 825 AND 835 INDUSTRIAL ROAD As of September 30, 2023. 737K RSF OPERATING 9 PROPERTIES 1.4M RSF FUTURE DEVELOPMENT/REDEVELOPMENT 2017 INITIAL ACQUISITION

92ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 UNIVERSITY TOWN CENTER SORRENTO TORREY PINES ALEXANDRIA’S SAN DIEGO OVERVIEW OPERATING ASSETS 7.9M RSF ANNUAL RENTAL REVENUE $313M UNDER CONSTRUCTION1 1.2M RSF FUTURE DEVELOPMENT/ REDEVELOPMENT 5.5M RSF As of September 30, 2023. 1. Includes active development, active redevelopment, and near-term projects expected to commence construction in the next three quarters.

93ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA HAS STRATEGICALLY ASSEMBLED HIGHLY DESIRABLE MEGA CAMPUSES IN THE SAN DIEGO SCIENCE SECTOR MEGA CAMPUS CAMPUS POINT BY ALEXANDRIA 2.8M RSF As of September 30, 2023. RSF includes future development/redevelopment. MEGA CAMPUS SD TECH BY ALEXANDRIA 1.8M RSF MEGA CAMPUS ONE ALEXANDRIA SQUARE 1.2M RSF MEGA CAMPUS 5200 ILLUMINA WAY 1.2M RSF

94ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ONE ALEXANDRIA SQUARE Generational 1.2M RSF Mega Campus in San Diego’s Torrey Pines Submarket Anchored Around Four Newly Developed Laboratory Facilities and Incredible Amenities As of September 30, 2023. 1.2M RSF OPERATING & UNDER CONSTRUCTION 12 PROPERTIES 40K RSF FUTURE DEVELOPMENT/REDEVELOPMENT 1994 INITIAL ACQUISITION

95ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 CAMPUS POINT BY ALEXANDRIA Leading-Edge, Highly Sustainable 2.8M RSF Mega Campus With Unmatched Scale, Inspiring Design, and Bespoke Amenities at the Center of the Growing San Diego Science Sector As of September 30, 2023. 1.8M RSF OPERATING & UNDER CONSTRUCTION 12 PROPERTIES 1.0M RSF FUTURE DEVELOPMENT/REDEVELOPMENT 2010 INITIAL ACQUISITION

96ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S SEATTLE OVERVIEW OPERATING ASSETS 2.8M RSF ANNUAL RENTAL REVENUE $111M UNDER CONSTRUCTION 461K RSF FUTURE DEVELOPMENT/ REDEVELOPMENT 2.7M RSF BOTHELL LAKE UNION As of September 30, 2023.

97ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S SEATTLE MEGA CAMPUSES SOLIDIFY OUR DOMINANCE IN SEATTLE’S LAKE UNION SUBMARKET As of September 30, 2023. RSF includes future development/redevelopment. MEGA CAMPUS THE EASTLAKE LIFE SCIENCE CAMPUS BY ALEXANDRIA 1.2M RSF MEGA CAMPUS ALEXANDRIA CENTER® FOR LIFE SCIENCE – SOUTH LAKE UNION 1.6M RSF

98ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 THE EASTLAKE LIFE SCIENCE CAMPUS BY ALEXANDRIA Foundational 1.2M RSF Mega Campus in Seattle’s Lake Union Submarket Featuring Sweeping Views of Lake Union and Modern Amenities As of September 30, 2023. FAIRVIEW AVENUE NORTH 1.2M RSF OPERATING & UNDER CONSTRUCTION 9 PROPERTIES 2002 INITIAL ACQUISITION

99ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ROCKVILLE GAITHERSBURG ALEXANDRIA’S MARYLAND OVERVIEW OPERATING ASSETS 3.6M RSF ANNUAL RENTAL REVENUE $124M UNDER CONSTRUCTION 511K RSF FUTURE DEVELOPMENT/ REDEVELOPMENT 296K RSF As of September 30, 2023.

100ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA IS THE DOMINANT LANDLORD IN SHADY GROVE, MARYLAND’S LEADING LIFE SCIENCE ECOSYSTEM As of September 30, 2023. RSF includes future development/redevelopment. MEGA CAMPUS ALEXANDRIA CENTER® FOR LIFE SCIENCE – SHADY GROVE 2.0M RSF

101ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA CENTER® FOR LIFE SCIENCE – SHADY GROVE The Premier, Highly Amenitized 2.0M RSF Mega Campus in the Heart of the Shady Grove Life Sciences Center in Rockville, Maryland As of September 30, 2023. 1.7M RSF OPERATING & UNDER CONSTRUCTION 20 PROPERTIES 296K RSF FUTURE DEVELOPMENT/REDEVELOPMENT 2004 INITIAL ACQUISITION

102ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S RESEARCH TRIANGLE OVERVIEW RESEARCH TRIANGLE OPERATING ASSETS 3.8M RSF ANNUAL RENTAL REVENUE $115M UNDER CONSTRUCTION 88K RSF FUTURE DEVELOPMENT/ REDEVELOPMENT 5.2M RSF As of September 30, 2023.

103ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA IS THE DOMINANT LIFE SCIENCE LANDLORD IN RESEARCH TRIANGLE’S DIVERSE LIFE SCIENCE, AGTECH, AND ADVANCED TECHNOLOGIES CLUSTER As of September 30, 2023. RSF includes future development/redevelopment. MEGA CAMPUS ALEXANDRIA CENTER® FOR LIFE SCIENCE – DURHAM 4.4M RSF MEGA CAMPUS ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES – RESEARCH TRIANGLE 1.5M RSF ALEXANDRIA CENTER® FOR AGTECH 345K RSF

104ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S WORLD-CLASS RESEARCH TRIANGLE CAMPUSES Defining the Regional Market With Inspiring Design and Impactful Amenities As of September 30, 2023. ALEXANDRIA CENTER® FOR AGTECH MEGA CAMPUS ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES – RESEARCH TRIANGLE 345K RSF OPERATING 2 PROPERTIES 2017 INITIAL ACQUISITION ALEXANDRIA CENTER® FOR AGTECH 346K RSF OPERATING 4 PROPERTIES 1.2M RSF FUTURE DEVELOPMENT/ REDEVELOPMENT 2012 INITIAL ACQUISITION MEGA CAMPUS: ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES – RESEARCH TRIANGLE

105ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 MOORE DRIVE As of September 30, 2023. ALEXANDRIA CENTER® FOR LIFE SCIENCE – DURHAM Collaborative, High-Profile Mega Campus With Scale and Flexibility to Support the Growth of the Research Triangle Innovation Ecosystem 2.2M RSF OPERATING 15 PROPERTIES 2.2M RSF FUTURE DEVELOPMENT/REDEVELOPMENT 2020 INITIAL ACQUISITION

106ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA: MULTIFACETED SELF-FUNDED GROWTH STRATEGIES

107ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Multifaceted sources of targeted growth to amplify our differentiated strategy and position ourselves for the future Self-funding with a fortress balance sheet to transition our company into the next generation Increasing the resilience of our asset base against competitive supply ALEXANDRIA IS WELL POSITIONED ALEXANDRIA’S MULTIFACETED SELF-FUNDED GROWTH STRATEGIES TO CREATE RESILIENCE EXTERNAL GROWTH ENGINE INTERNAL GROWTH ENGINE MULTIPLE SELF-FUNDING TOOLS

108ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA’S MULTIFACETED SOURCES OF TARGETED GROWTH: INTERNAL GROWTH ENGINE

109ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Stable and Resilient Cash Flows Strong Tenant Retention Consistently High Occupancy Healthy Leasing Activity Strong Rental Rate Increases Strategic High-Margin Lease Structure Durable Infrastructure and High Intrinsic Value Strong Same Property Growth WORLD-CLASS BRAND OPERATIONAL EXCELLENCE TRUSTED PARTNER TO THE LIFE SCIENCE INDUSTRY RESILIENT LIFE SCIENCE DEMAND MEGA CAMPUS STRATEGY ALEXANDRIA’S DIFFERENTIATED BUSINESS STRATEGY DRIVES STEADY INTERNAL GROWTH

110ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Expert operation of highly complex infrastructure ALEXANDRIA’S DIRECT ASSET MANAGEMENT AND OPERATIONAL EXCELLENCE DRIVE TENANT LOYALTY Conscientious focus on world-class security and safety Proactive and preventive maintenance to help sustain the high performance of mission-critical R&D facilities

111ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 As of September 30, 2023. ALEXANDRIA’S ENDURING, LONG-TERM STRATEGIC RELATIONSHIPS DRIVE DEMAND Our stellar brand and REIT industry- leading client base of high-quality and diverse tenants give us a demand reservoir of strong, resilient leasing OF LEASING ACTIVITY DURING THE LAST 12 MONTHS WAS GENERATED FROM EXISTING TENANTS80%

112ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S ENDURING, LONG-TERM STRATEGIC RELATIONSHIPS DRIVE HIGH-QUALITY GROWTH IN CASH FLOWS As of September 30, 2023. Based on total annual rental revenue in effect as of September 30, 2023. Refer to “Annual rental revenue“ and “Investment-grade and publicly traded large cap tenants” in the appendix. of Alexandria’s Top 20 Tenants ARR Is From Investment-Grade or Publicly Traded Large Cap Tenants 91% of Alexandria’s Total ARR Is From Investment-Grade or Publicly Traded Large Cap Tenants 49%

113ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Represents tenant rents and receivables collected for each period end as of each quarter’s respective earnings release date. ALEXANDRIA’S PRUDENT UNDERWRITING DRIVES HIGH COLLECTIONS AND STABLE, RESILIENT, AND LONG-DURATION CASH FLOWS TENANT RENTS AND RECEIVABLES COLLECTED1 99.5% 99.8% 99.7% 99.8% 99.8% 99.9% 99.9% 99.7% 99.9% 99.9% 99.9% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 99.8% AVERAGE (1Q21–3Q23)

114ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Represents our average tenant retention rate for the years ended December 31, 2019 through 2022 and the nine months ended September 30, 2023. ALEXANDRIA’S DIFFERENTIATED BUSINESS STRATEGY DRIVES STRONG TENANT RETENTION >80% ALEXANDRIA’S 5-YEAR-AVERAGE TENANT RETENTION RATE1

115ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S EXCEPTIONAL EXECUTION AND OPERATIONAL EXCELLENCE DRIVE STEADY AND CONSISTENTLY HIGH OCCUPANCY 1. Represents the average of acquired vacancy percentages as of December 31, 2020, 2021, and 2022 and projected acquired vacancy as of December 31, 2023. 2. We expect our occupancy percentage of operating properties in North America as of December 31, 2023 to be at the lower end of our guidance range of 94.6% to 95.6% disclosed on October 23, 2023. 3. Represents occupancy percentage of operating properties in North America as of each period end. 93.8 94.8 94.1 94.3 94.9 94.6 95.9 97.0 97.2 96.6 96.8 97.3 96.8 94.6 94.0 94.8 94.6 to 95.6 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Guidance Range² OCCUPANCY PERCENTAGE3 GREAT FINANCIAL CRISIS ONLY A 70-BPS DECLINE ACQUIRED VACANCY AVERAGE1 3.2%

116ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA GENERATES LONG LEASE TERMS 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 11.0 12.0 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD 3Q23 WEIGHTED-AVERAGE LEASE TERM FOR LEASES COMPLETED (in years) 8.7 YEARS Weighted Average (2014—YTD 3Q23) 11.0 YEARS Weighted Average (YTD 3Q23)

117ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S HIGH-QUALITY AND WELL-LOCATED MEGA CAMPUSES, OPERATIONAL EXCELLENCE, AND TRUSTED BRAND DRIVE STRONG RENTAL RATE GROWTH 37.9% 31.0% 33.9% 2021 2022 YTD 3Q23 (Cash Basis) RENTAL RATE INCREASES ON RENEWED/RE-LEASED SPACE 22.6% 22.1% 18.1% 2021 2022 YTD 3Q23

118ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Leases Containing Annual Base Rent Escalations1 96% 1. Percentage calculated is based on annual rental revenue in effect as of September 30, 2023. Refer to “Annual rental revenue“ in the appendix. 2. Annual contractual escalations of approximately 3% are based on weighted-average annual rental revenues in effect as of September 30, 2023. ALEXANDRIA’S FAVORABLE LEASE STRUCTURE DRIVES CONSISTENT AND PREDICTABLE GROWTH IN CASH FLOWS Average Annual Contractual Rent Escalations2 3%

119ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Triple Net Leases92% Leases That Require Tenants to Pay Capital Expenditures 93% Percentages calculated are based on annual rental revenue in effect as of September 30, 2023. Refer to “Annual rental revenue“ in the appendix. ALEXANDRIA’S FAVORABLE LEASE STRUCTURE DRIVES STABLE CASH FLOWS

120ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Non-revenue-enhancing capital expenditures include all additions to real estate except for costs related to ground-up development or first-time conversion of non-laboratory space to laboratory space through redevelopment. Refer to “Development, redevelopment, and pre-construction” and “Net operating income and net operating income (cash basis)” in the appendix. 20% 17% 18% 13% 12% 2019 2020 2021 2022 YTD 3Q23 NON-REVENUE-ENHANCING CAPITAL EXPENDITURES AS A PERCENTAGE OF NET OPERATING INCOME1 ALEXANDRIA’S LOW NON-REVENUE-ENHANCING CAPITAL EXPENDITURES REFLECT OUR DURABLE INFRASTRUCTURE AND FAVORABLE TRIPLE NET LEASE STRUCTURE

121ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 HIGH DURABILITY AND REUSABILITY OF ALEXANDRIA’S INFRASTRUCTURE RESULT IN LOWER RE-LEASING COSTS 1. Includes all additions to real estate except for costs related to ground-up development or first-time conversion of non-laboratory space to laboratory space through redevelopment. Refer to “Development, redevelopment, and pre-construction” in the appendix. $12.55 $24.41 $30.44 $18.27 $15.48 2019 2020 2021 2022 YTD 3Q23 TENANT IMPROVEMENT ALLOWANCES (PER RSF) FOR LEASE RENEWALS AND RE-LEASING OF SPACE1

122ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S EFFICIENT EXECUTION OF OUR UNIQUE BUSINESS STRATEGY DRIVES A STRONG, INDUSTRY-LEADING EBITDA MARGIN Refer to “Adjusted EBITDA and Adjusted EBITDA margin” and “Net operating income and net operating income (cash basis)” in the appendix. Sources: S&P Global Market Intelligence for percentages of REIT asset types; internal records for ARE. 1. Excludes acceleration of stock compensation expense due to executive officer resignation of $1.9 million recognized during the nine months ended September 30, 2023. GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF NET OPERATING INCOME Nine Months Ended September 30, 2023 ADJUSTED EBITDA MARGIN Nine Months Ended September 30, 2023 69% 66% 57% 56% 48% 29% ARE Industrial Office Residential Health Care Hotel 14.3% 12.0% 9.4% 9.3% 8.8% 7.3% Hotel Office Health Care ARE Industrial ResidentialRE1

123ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 3.6% 3.7% 10-Year Average¹ YTD 3Q23 6.6% 5.6% 10-Year Average¹ YTD 3Q23 SAME PROPERTY NOI GROWTH2 1. Represents average same property net operating income and same property net operating income increases (cash basis) for the years ended December 31, 2013 through 2022 (based on an annual average). 2. Refer to “Net operating income and net operating income (cash basis)” and “Same property” in the appendix. ALEXANDRIA’S STRONG SAME PROPERTY PERFORMANCE (Cash Basis)

124ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S STRONG RELATIVE 10-YEAR HISTORICAL SAME PROPERTY CASH NOI GROWTH Refer to “Net operating income and net operating income (cash basis)“ and “Same property“ in the appendix. Sources: Evercore ISI for the 10-year average for REIT asset types, which represents average same property net operating income growth (cash basis) from 2013 through 2022 (based on an average of the quarters within the 10-year period); internal records for ARE. The 10-year average for ARE represents average same property net operating income increases (cash basis) for the years ended December 31, 2013 through 2022 (based on an annual average). 6.6% 4.8% 4.6% 3.3% 2.8% 2.5% 2.3% ARE Industrial Residential Office Strip Center Health Care Mall SAME PROPERTY NOI GROWTH (CASH BASIS) 10-YEAR AVERAGE

125ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S DISCIPLINED EXECUTION OF OUR UNIQUE BUSINESS STRATEGY DRIVES CONSISTENT GROWTH IN NOI $ in millions. 1. As of September 30, 2023. Our share of annual incremental net operating income primarily commencing from 4Q23 through 3Q26 is $491 million. Represents projects under construction aggregating 5.6 million RSF and two near-term projects aggregating 0.8 million RSF expected to commence construction during the next three quarters after September 30, 2023. 2. Refer to “Net operating income and net operating income (cash basis)” and “Reconciliation of net operating income and net operating income (cash basis)” in the appendix. $508 $582 $643 $802 $946 $1,086 $1,355 $1,491 $1,806 $1,989 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD 3Q23 Annualized NET OPERATING INCOME2 WELL POSITIONED TO CONTINUE STRONG GROWTH IN NOI $580M Annual Incremental NOI, Primarily Commencing From 4Q23 Through 3Q26, Related to 6.4M RSF Under Construction 66% Leased/Negotiating 1

126ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S MANAGEABLE REMAINING CONTRACTUAL LEASE EXPIRATIONS1 OF TOTAL ANNUAL RENTAL REVENUE2 4.9% RSF 1.7M 2024 1. Based on 2024 lease expirations as of September 30, 2023. Leased and negotiating/anticipating status and RSF targeted for future development/redevelopment have been updated as of November 15, 2023. 2. Refer to “Annual rental revenue” in the appendix.

ALEXANDRIA'S MANAGEABLE 2024 CONTRACTUAL LEASE EXPIRATIONS[1]

REMAINING EXPIRING LEASES ARE ON AVERAGE BELOW MARKET

RSF

MARKETS	LEASED	NEGOTIATING/ ANTICIPATING	TARGETED FOR FUTURE REDEVELOPMENT[2]	TARGETED FOR FUTURE DEVELOPMENT[3]	REMAINING EXPIRING LEASES	TOTAL
Greater Boston	86,532	51,715	308,446	104,500	**624,002**	1,175,195
San Francisco Bay Area	68,967	15,478	107,250	–	**546,409**	738,104
New York City	–	–	349,947	–	**13,071**	363,018
San Diego	–	–	–	580,021	**202,435**	782,456
Seattle	6,748	2,147	50,552	–	**183,993**	243,440
Maryland	89,831	–	–	–	**42,301**	132,132
Research Triangle	72,078	–	–	–	**97,941**	170,019
Texas	–	–	–	–	**–**	–
Canada	–	6,786	–	–	**–**	6,786
Non-cluster markets	–	19,867	–	–	**1,342**	21,209
Total	324,156	95,993	816,195	684,521	**1,711,494**	3,632,359
Percentage of expiring RSF	9%	3%	22%	19%	47%	100%

1. Based on 2024 lease expirations as of September 30, 2023. Leased and negotiating/anticipating status and RSF targeted for future development/redevelopment have been updated as of November 15, 2023.
2. Represents RSF targeted for future redevelopment upon expiration of existing in-place leases, subject to market conditions, primarily related to recently acquired properties with an average contractual lease expiration date of July 18, 2024, weighted by annual rental revenue.
3. Represents RSF targeted for future development and not expected to commence vertical construction in the near term. Following lease expiration, we expect to commence pre-construction activities, including entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. Commencement of future development projects is subject to market conditions and leasing. The weighted-average contractual lease expiration date for spaces targeted for development (weighted by annual rental revenue) is July 3, 2024.

ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023

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128ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 MARKET | SUBMARKET EXPIRATION RSF ANNUAL RENTAL REVENUE (PER RSF)2 RSF LEASED REMAINING EXPIRING LEASES Greater Boston | Cambridge/Inner Suburbs 1Q24 171,945 $64.43 — 171,945 San Francisco Bay Area | Mission Bay 3Q24 97,702 $63.73 — 97,702 Maryland | Gaithersburg 1Q24 89,831 $37.45 89,831 — Seattle | Bothell 3Q24 87,273 $22.33 — 87,273 Research Triangle | Research Triangle 1Q24 72,078 $42.96 72,078 — Greater Boston | Cambridge/Inner Suburbs 3Q24 63,017 $60.27 — 63,017 San Diego | Sorrento Mesa 1Q24 52,710 $37.23 — 52,710 Greater Boston | Cambridge/Inner Suburbs 3Q24 48,516 $70.12 — 48,516 San Francisco Bay Area | Mission Bay 3Q24 45,670 $78.75 — 45,670 Greater Boston | Fenway 1Q24 45,375 $69.17 — 45,375 Total RSF 774,117 161,909 612,208 Total % 100% 21% 79% ALEXANDRIA’S MANAGEABLE 2024 TOP 10 LEASE EXPIRATIONS1 1. Based on 2024 lease expirations as of September 30, 2023. Leased and negotiating/anticipating status and RSF targeted for future development/redevelopment have been updated as of November 15, 2023. 2. Refer to “Annual rental revenue“ in the appendix. , , Excludes Spaces Targeted for Future Development/Redevelopment

129ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA’S MULTIFACETED SOURCES OF TARGETED GROWTH: EXTERNAL GROWTH ENGINE

130ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S STRATEGIC ANALYSIS FOR DIRECT AND SUBLEASE VACANCY Represents vacancy percentages as of September 30, 2023. ALEXANDRIA PROPRIETARY DATA MARKET DATA RECONCILIATION FINALIZE GREATER BOSTON SAN FRANCISCO BAY AREA SAN DIEGO 4.5% DIRECT 5.6% SUBLEASE 9.7% DIRECT 6.2% SUBLEASE 6.8% DIRECT 4.1% SUBLEASE

131ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 As of September 30, 2023. ALEXANDRIA’S STRATEGIC ANALYSIS OF SUPPLY 2024 Unleased Deliveries (% of inventory) 6.1% GREATER BOSTON 8.0% SAN FRANCISCO BAY AREA 6.9% SAN DIEGO Geographic Desirability Project Quality Life Science Readiness Sponsorship Experience Sponsorship Financial Capabilities Factors Considered Not all need to be met KEY ATTRIBUTES OF A COMPETITIVE BUILDING

132ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 2024 DELIVERIES 92% LEASED ALEXANDRIA’S HIGHLY LEASED 2024 DELIVERIES As of September 30, 2023.

133ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Alexandria Center® for Life Science – Shady Grove Mega Campus | Maryland ALEXANDRIA’S CAPITAL ALLOCATION STRATEGY PRIMARILY FOCUSES ON MEGA CAMPUSES ► Enhancing our asset base by making our mega campuses bigger and better ► Delivering developments and redevelopments to enhance our mega campuses ► Evolving our mega campuses

134ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S DISCIPLINED ALLOCATION OF CAPITAL TO ENHANCE MEGA CAMPUSES AND BUILD RESILIENCE IN OUR ASSET BASE ONE ALEXANDRIA SQUARE Torrey Pines, San Diego 1.2M RSF TOTAL WITH FUTURE DEVELOPMENT/ REDEVELOPMENT As of September 30, 2023.

135ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S STRATEGIC DEVELOPMENTS AND REDEVELOPMENTS TO ENHANCE OUR MEGA CAMPUSES 421 PARK DRIVE Development 401 PARK DRIVE Redevelopment 201 BROOKLINE AVENUE Development 973K RSF OPERATING AT ACQUISITION 1.4M RSF CURRENT OPERATING & UNDER CONSTRUCTION 1.8M RSF TOTAL WITH FUTURE DEVELOPMENT ALEXANDRIA CENTER® FOR LIFE SCIENCE – FENWAY Fenway, Greater Boston As of September 30, 2023.

136ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 As of September 30, 2023. ALEXANDRIA’S PRUDENT DEVELOPMENTS TO EXPAND OUR MEGA CAMPUSES 1.7M RSF CURRENT OPERATING & UNDER CONSTRUCTION 2.0M RSF TOTAL WITH FUTURE DEVELOPMENT ALEXANDRIA CENTER® FOR LIFE SCIENCE – SHADY GROVE Rockville, Maryland

137ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S STRATEGIC EVOLUTION OF A WORLD-CLASS MEGA CAMPUS As of September 30, 2023. ALEXANDRIA CENTER® AT ONE KENDALL SQUARE Cambridge, Greater Boston 645K RSF OPERATING AT ACQUISITION 1.4M RSF CURRENT OPERATING & UNDER CONSTRUCTION

138ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S MEGA CAMPUSES A TRUE DIFFERENTIATOR

139ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA’S HIGHLY LEASED RECENT AND FUTURE DELIVERIES PROVIDE SIGNIFICANT NOI GROWTH

140ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 As of September 30, 2023. Our share of annual incremental net operating income primarily commencing from 4Q23 through 3Q26 is $491 million. Represents projects under construction aggregating 5.6 million RSF and two near-term projects aggregating 0.8 million RSF expected to commence construction during the next three quarters after September 30, 2023. Refer to "Net operating income and net operating income (cash basis)" in the appendix. ALEXANDRIA’S OPERATIONAL EXCELLENCE IN DEVELOPMENT RESULTS IN ACCELERATED, UNDER-BUDGET DELIVERY OF 325 BINNEY AND SIGNIFICANT ONBOARDING OF NOI VISIBILITY OF FUTURE GROWTH WITH ANNUAL INCREMENTAL NOI FROM DEVELOPMENT AND REDEVELOPMENT PROJECTS 325 BINNEY STREET | GREATER BOSTON $580 MILLION 6.4M RSF 66% Leased/Negotiating

141ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Calculated based on RSF. Includes developments that commenced and had initial deliveries between January 1, 2014 and September 30, 2023. 95% ALEXANDRIA’S STRONG DEVELOPMENT EXECUTION AVERAGE LEASED PERCENTAGE AT INITIAL DELIVERY OVER THE PAST 10 YEARS1

142ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Represents the RSF delivered in October/November 2023. 2. As of September 30, 2023. THE EASTLAKE LIFE SCIENCE CAMPUS BY ALEXANDRIA MEGA CAMPUS DELIVERIES OCTOBER / NOVEMBER 2023 1150 EASTLAKE AVENUE EAST Lake Union, Seattle 179,011 RSF In Service1 132,620 RSF CIP 100% Leased2 TARGETING

143ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. As of September 30, 2023. 325 BINNEY STREET Cambridge, Greater Boston 462,100 RSF 100% Leased1 TARGETING DELIVERIES NOVEMBER 2023 ALEXANDRIA CENTER® AT ONE KENDALL SQUARE MEGA CAMPUS

144ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. As of September 30, 2023. 15 NECCO STREET Seaport Innovation District, Greater Boston 345,995 RSF 97% Leased1 TARGETING DELIVERIES NOVEMBER 2023

145ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. As of September 30, 2023. DELIVERIES NOVEMBER 2023 6040 GEORGE WATTS HILL DRIVE, PHASE II Research Triangle 88,038 RSF 100% Leased1 TARGETING

146ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA’S ANTICIPATED 2024 DELIVERIES WITHIN MEGA CAMPUSES

147ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 201 BROOKLINE AVENUE Fenway, Greater Boston 451,967 RSF In Service 58,149 RSF CIP 98% Leased TARGETING ALEXANDRIA CENTER® FOR LIFE SCIENCE – FENWAY MEGA CAMPUS As of September 30, 2023.

148ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 840 WINTER STREET Route 128, Greater Boston 28,534 RSF In Service 139,680 RSF CIP 100% Leased ALEXANDRIA CENTER® FOR LIFE SCIENCE – WALTHAM MEGA CAMPUS As of September 30, 2023. Alexandria Center® for Life Science – Waltham mega campus includes 40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street in our Route 128 submarket.

149ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 4155 CAMPUS POINT COURT University Town Center, San Diego 171,102 RSF 100% Leased TARGETING CAMPUS POINT BY ALEXANDRIA MEGA CAMPUS As of September 30, 2023.

150ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 9810 AND 9820 DARNESTOWN ROAD Rockville, Maryland 442,000 RSF 100% Leased TARGETING ALEXANDRIA CENTER® FOR LIFE SCIENCE – SHADY GROVE MEGA CAMPUS 9810 DARNESTOWN ROAD 9820 DARNESTOWN ROAD As of September 30, 2023.

151ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 9808 MEDICAL CENTER DRIVE Rockville, Maryland 26,460 RSF In Service 68,601 RSF CIP 60% Leased TARGETING ALEXANDRIA CENTER® FOR LIFE SCIENCE – SHADY GROVE MEGA CAMPUS As of September 30, 2023.

152ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA’S MULTIPLE SELF-FUNDING TOOLS

153ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Represents net cash provided by operating activities after dividends and distributions to noncontrolling interests. Refer to “Net cash provided by operating activities after dividends” in the appendix. ALEXANDRIA’S MULTIPLE SELF-FUNDING TOOLS CASH FLOWS FROM OPERATING ACTIVITIES1 LEVERAGE- NEUTRAL DEBT JOINT VENTURES DISPOSITIONS

154ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Represents a 5-year average for the years ended December 31, 2018 through 2022. 2. Represents net cash provided by operating activities after dividends and distributions to noncontrolling interests. Refer to “Net cash provided by operating activities after dividends” in the appendix. 3. Represents the increase in debt to fund growth on a leverage-neutral basis through growth in EBITDA. 4. Includes capital contributions from existing consolidated real estate joint ventures to fund their share of construction costs. 5. Represents forward equity sales agreements that were completed in 2022 and are expected to be settled during the three months ending December 31, 2023. ALEXANDRIA’S DISCIPLINED APPROACH TO FUNDING GROWTH Self-Funding Strategy in 2023 5-YEAR AVERAGE 2018–20221 2023 Invest Cash Flows From Operating Activities After Dividends2 6% 12% Debt-Fund Growth on a Leverage-Neutral Basis With Growth in EBITDA3 21% 29% Reinvest Proceeds From Strategic Real Estate Sales and Joint Ventures4 30% 56% Continue a Disciplined Approach to Issuances of Common Stock 43% 3%5

155ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S SELF-FUNDING STRATEGY MINIMIZES COMMON EQUITY ISSUANCES NO NEW ISSUANCES OF COMMON STOCK IN 2023 $100M FORWARD EQUITY AGREEMENTS ISSUED IN 2022 AND EXPECTED TO BE SETTLED IN 4Q23

ALEXANDRIA'S STRONG ACCESS TO THE INVESTMENT-GRADE BOND MARKET

SEASONED BOND ISSUER



$2,500
$1,700
$1,750
$1,800
$1,000
2019
2020
2021
2022
2023²

BOND ISSUANCES

TOP 10% CREDIT RATING RANKING AMONG ALL PUBLICLY TRADED U.S. REITS[1]

BBB+

POSITIVE[1]

S&P Global Ratings

Baa1

STABLE[1]

Moody's Investors Service

$ in millions.

1. Ratings and outlooks are as of November 29, 2023. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody's Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services as of September 30, 2023.
2. Represents our issuance of unsecured senior notes payable in February 2023.

ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023

156

157ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 $213 $425 2018 2023 Projected¹ NET CASH PROVIDED BY OPERATING ACTIVITIES AFTER DIVIDENDS2 ALEXANDRIA’S INCREASING CASH FLOWS FROM OPERATING ACTIVITIES AFTER DIVIDENDS AVAILABLE FOR REINVESTMENT $ in millions. 1. Represents the midpoint of our 2023 guidance range for net cash provided by operating activities after dividends disclosed on November 29, 2023. Refer to the appendix for the guidance range. 2. Refer to “Net cash provided by operating activities after dividends” in the appendix. 100% INCREASE

158ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Represents total joint venture capital raised for the years ended December 31, 2019 through 2022, and the nine months ended September 30, 2023. Includes contributions from existing consolidated real estate joint ventures to fund their share of construction costs. 2. As of September 30, 2023. ALEXANDRIA’S IMPRESSIVE JV CAPITAL RAISED ACROSS MULTIPLE REGIONS $5.8 BILLION of JV capital raised in the last 5 years1 $1.2 BILLION of commitments for future JV funding for construction from 4Q23 to 20262

159ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S STRATEGIC DISPOSITIONS AND SALES OF PARTIAL INTERESTS IN 2023 1. Refer to "Capitalization rates" in the appendix. 2. Represents the midpoint of our 2023 guidance range for dispositions and sales of partial interests disclosed on November 29, 2023. Refer to the appendix for the guidance range. OF TOTAL DISPOSITIONS AND SALES OF PARTIAL INTERESTS IN 20232$1.45B 77% 23% 40% 36% 24% Stabilized Operating Assets (6.4% cash cap rate1) BY SALE STRATEGYBY ASSET TYPE Operating Assets With Lease-Up Opportunities Land/ Non-Income-Producing Assets Strategic Dispositions and Partial Interest Sales Dispositions of Assets Not Integral to Our Mega Campus Strategy

160ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 35% 46% 19% ALEXANDRIA’S STRATEGIC DISPOSITIONS AND SALES OF PARTIAL INTERESTS THAT ARE EXPECTED TO CLOSE IN DECEMBER 2023 1. Refer to "Capitalization rates" in the appendix. 2. Represents dispositions and sales of partial interests remaining to complete at the $1.45 billion midpoint of our 2023 guidance range of $1.35 billion to $1.55 billion disclosed on November 29, 2023. We still expect to achieve our guidance for net debt to Adjusted EBITDA for the three months ending December 31, 2023 annualized of ≤5.1x. $575M REMAINING2 $499M UNDER CONTRACT $423M NON-REFUNDABLE DEPOSITS RECEIVED Stabilized Operating Assets (8.0% cash cap rate1) BY ASSET TYPE Operating Assets With Lease-Up Opportunities Land/ Non-Income-Producing Assets

161ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Central Utility Plant – The Green Heart of the Campus Hiking & Biking Trails Central Lawn With Vertical Farm Cliff Building Walking Path Network Learning Center Outdoor Pavilion THE POWER OF THE ALEXANDRIA MEGA CAMPUS ALEXANDRIA CENTER® FOR LIFE SCIENCE – WALTHAM1 PATH TO STABILIZATION: EXECUTION UNDERWAY 1. Formerly known as 40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street.

162ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA: FORTRESS BALANCE SHEET

163ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 This may be the most dangerous time the world has seen in decades. While we hope for the best, we prepare … for a broad range of outcomes …. JAMIE DIMON Chairman & Chief Executive Officer JPMorgan Chase 3Q23 Earnings Press Release, October 13, 2023

164ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. As of December 31, 2009, except as otherwise indicated. 2. As of September 30, 2023, except as otherwise indicated. 3. Represents availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program, outstanding forward equity sales agreements, cash, cash equivalents, and restricted cash, remaining construction loan commitments, and investments in publicly traded companies. 4. Quarter annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA” and “Fixed-charge coverage ratio” in the appendix. 5. Represents fixed-rate and hedged variable-rate debt as a percentage of total debt. 6. Represents unencumbered net operating income as a percentage of total net operating income. Refer to “Unencumbered net operating income as a percentage of total net operating income” in the appendix. ALEXANDRIA HAS BUILT A FORTRESS BALANCE SHEET Liquidity3 $5.9B$0.8B Weighted-Average Remaining Debt Term 13.1 years3.9 years Weighted-Average Interest Rate 3.70%4.95% Net Debt and Preferred Stock to Adjusted EBITDA4 5.4x9.3x Fixed-Charge Coverage Ratio4 4.8x2.1x Fixed-Rate Debt5 99%83% Unencumbered Net Operating Income6 100% 3Q2324Q091 55% BUILDING RESILIENCE

165ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 As of or through September 30, 2023. 1. Represents the midpoint of our 2023 guidance range for dispositions and sales of partial interests disclosed on November 29, 2023. Refer to the appendix for the guidance range. 2. Represents contributions from existing consolidated real estate joint ventures to fund their share of construction costs from 4Q23 through 2026. 3. Represents our guidance for net debt and preferred stock to Adjusted EBITDA for the three months ending December 31, 2023 annualized, disclosed on November 29, 2023. Refer to “Net debt and preferred stock to Adjusted EBITDA“ in the appendix. ALEXANDRIA’S IMPRESSIVE KEY BALANCE SHEET ACCOMPLISHMENTS IN 2023 SELF-FUNDED THROUGH $1.45B OF DISPOSITIONS AND SALES OF PARTIAL INTERESTS1 SIGNIFICANT LIQUIDITY OF $5.9B INCREASED LINE OF CREDIT CAPACITY BY 25% TO $5.0B BOND ISSUANCE OF $1.0B AT 4.95% FOR AVERAGE TERM OF 21 YEARS LOW LEVERAGE AT ≤5.1x3 $1.2B OF JV COMMITMENTS TO FUND FUTURE CONSTRUCTION2

166ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 As of September 30, 2023. 1. Net of amounts outstanding under our commercial paper program. 2. Represents expected net proceeds from the future settlement of 699 thousand shares of common stock under forward equity sales agreements after underwriter discounts. 3. Includes remaining construction loan commitments and investments in publicly traded companies. ALEXANDRIA’S SIGNIFICANT LIQUIDITY $5.9B Availability on $5.0B line of credit1 $ 5.0B Cash, cash equivalents, and restricted cash $ 0.6B Outstanding forward equity sales agreements2 $ 0.1B Other3 $ 0.2B

167ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 TOP10% ALEXANDRIA’S INDUSTRY-LEADING CREDIT PROFILE ALEXANDRIA’S CREDIT RATINGS ARE IN THE TOP 10% AMONG ALL PUBLICLY TRADED U.S. REITS S T A B L E Baa1 P O S I T I V E BBB+ Ratings and outlooks are as of November 29, 2023. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services as of September 30, 2023.

168ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 5.2x 5.1x ≤5.1x 4Q21 4Q22 4Q23 Projected¹ 1. Represents our guidance for net debt and preferred stock to Adjusted EBITDA and fixed-charge coverage ratio for the three months ending December 31, 2023 annualized, disclosed on November 29, 2023 and October 23, 2023, respectively. 2. Quarter annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA“ and “Fixed-charge coverage ratio“ in the appendix. ALEXANDRIA’S STRONG CREDIT METRICS NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA2 FIXED-CHARGE COVERAGE RATIO2 5.3x 5.0x 4.5x–5.0x 4Q21 4Q22 4Q23 Projected¹

169ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA CAPITALIZED ON A LOW-INTEREST-RATE ENVIRONMENT AND SIGNIFICANTLY EXTENDED TERM 1. Represents the weighted-average interest rate, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees for the $8.8 billion in unsecured senior notes payable issued since 2019. 2. Represents the initial term on unsecured senior notes payable issued. $8.8B BONDS ISSUED 3.5% INTEREST RATE1 18.6 YEARS 2 ALEXANDRIA’S OPPORTUNISTIC BOND ISSUANCES (2019–1Q23) 78% OF TOTAL DEBT ISSUED

170ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 OF ALEXANDRIA’S DEBT IS FIXED RATE 99.0% DEBT COMPOSITION AS OF SEPTEMBER 30, 2023 ALEXANDRIA’S STRATEGIC APPROACH FOR ISSUING FIXED-RATE DEBT

171ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 As of September 30, 2023. ALEXANDRIA’S PRUDENT LADDERING OF DEBT MATURITIES Manageable Debt Maturities $800 $300 $759 $350 $425 $700 $1,150 $750 $900 $1,000 $500 $700 $850 $1,000 $500 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2049 2050 2051 2052 2053 Secured notes payable Unsecured senior notes payable Unsecured senior notes payable – green bonds Unsecured senior line of credit and commercial paper $600 NO DEBT MATURING PRIOR TO APRIL 2025 30% OF TOTAL DEBT ($ in millions)

172ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 As of September 30, 2023. WEIGHTED-AVERAGE REMAINING DEBT TERM ALEXANDRIA’S LOW LEVEL OF DEBT MATURING IN THE NEXT 5 YEARS 13.1 YEARS OF TOTAL DEBT MATURES IN THE NEXT 5 YEARS19% ONLY

173ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 As of September 30, 2023. 1. For the three months ending December 31, 2023 annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA“ in the appendix. ALEXANDRIA’S FORTRESS BALANCE SHEET WEIGHTED AVERAGE REMAINING DEBT TERM 13.1 YEARS 3.70% INTEREST RATE NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA1 ≤5.1x 4Q23 GOAL PERCENTAGE OF DEBT AT FIXED RATES 99.0% SIGNIFICANT LIQUIDITY $5.9B NO DEBT MATURING PRIOR TO 2025 DEBT MATURITIES Significant strategic optionality to navigate macroeconomic headwinds

174ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA: 2024 GUIDANCE

175ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA’S 2023 UPDATES

176ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. For the three months ending December 31, 2023 annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA” in the appendix. 2. Refer to the appendix for a comparison of our full 2023 key sources and uses of capital disclosed on November 29, 2023 compared to October 23, 2023. 3. Refer to “Net cash provided by operating activities after dividends” in the appendix. 4. The majority of the $200 million decrease in our guidance for 2023 dispositions and sales of partial interests was attributable to the deferral of transactions into 2024. ALEXANDRIA’S 2023 UPDATES NO CHANGE NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA – 4Q23 ANNUALIZED DOWN $200M4DISPOSITIONS AND SALES OF PARTIAL INTERESTS UP $50MNET CASH FROM OPERATING ACTIVITIES AFTER DIVIDENDS3 UP $150MINCREMENTAL DEBT KEY CHANGES2 Updated 2023 Capital Plan Still Achieves Our 4Q23 Annualized Net Debt to Adjusted EBITDA Target of ≤5.1x1

177ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency ALEXANDRIA’S 2024 GUIDANCE

178ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 FAVORABLE LEASE STRUCTURE AND STABLE, LONG-DURATION CASH FLOWS PRUDENT MANAGEMENT OF INVESTMENT-GRADE BALANCE SHEET AND SELF-FUNDING STRATEGY CONTINUING STRONG LONG-TERM FUNDAMENTALS DISCIPLINED ALLOCATION OF CAPITAL UNMATCHED SCALE OF OUR PREMIER BRAND AND LIFE SCIENCE MEGA CAMPUSES LONG-TENURED, HIGHLY EXPERIENCED EXECUTIVE MANAGEMENT TEAM EXCEPTIONAL EXECUTION, OPERATIONAL EXCELLENCE, AND UNIQUE UNDERWRITING EXPERIENCE SUSTAINED PER-SHARE GROWTH OF FFO AND DIVIDENDS ALEXANDRIA’S INVESTMENT THESIS AS A BEST-IN-CLASS, MISSION-DRIVEN S&P 500 REIT WITH SUPERIOR RESULTS, DISTINCTIVE IMPACT, AND LASTING ENDURANCE

179ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” and ”Reconciliations of funds from operations per share – diluted, as adjusted” in the appendix. 1. Attributable to Alexandria’s common stockholders – diluted, as adjusted. Excludes unrealized gains or losses after December 31, 2023 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted. Our guidance range for funds from operations per share – diluted, as adjusted, of 20 cents per share represents +/-1.1% of $9.47, the midpoint of the range. ALEXANDRIA’S 2024 GUIDANCE FOR EARNINGS PER SHARE AND FUNDS FROM OPERATIONS PER SHARE $3.59 MIDPOINT EARNINGS PER SHARE1 $3.49 TO $3.69 $9.47 MIDPOINT FUNDS FROM OPERATIONS PER SHARE1 $9.37 TO $9.57

ALEXANDRIA'S DEMONSTRATED STRONG FUNDS FROM OPERATIONS PER-SHARE GROWTH



115% GROWTH
$4.40
$4.80
$5.25
$5.51
$6.02
$6.60
$6.96
$7.30
$7.76
$8.42
$8.98
$9.47
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023 Projected[2]
2024 Projected[3]

FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED

+5.5%[1]

Growth in FFO per Share (2024 over 2023)

CONTINUED STRONG FFO PER-SHARE GROWTH IN A CHALLENGING MACROENVIRONMENT

Represents funds from operations per share attributable to Alexandria's common stockholders – diluted, as adjusted. Refer to "Funds from operations and funds from operations, as adjusted, attributable to Alexandria's common stockholders" and "Reconciliations of funds from operations per share – diluted, as adjusted."

1. Represents the growth in funds from operations per share – diluted, as adjusted, at the midpoints of our guidance ranges for the year ending December 31, 2024 (disclosed on November 29, 2023) compared to the year ending December 31, 2023 (disclosed on October 23, 2023).
2. Represents the midpoint of our 2023 guidance range of funds from operations per share – diluted, as adjusted, of $8.97 to $8.99 disclosed on October 23, 2023.
3. Represents the midpoint of our 2024 guidance range of funds from operations per share – diluted, as adjusted, of $9.37 to $9.57 disclosed on November 29, 2023.

ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023
180

181ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Represents quarterly funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted. Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria's common stockholders” and ”Reconciliation of funds from operations per share – diluted, as adjusted” in the appendix. ALEXANDRIA’S CONSISTENT EXECUTION AND LONG-TERM GROWTH $1.48 $1.50 $1.51 $1.53 $1.62 $1.64 $1.66 $1.68 $1.71 $1.73 $1.75 $1.77 $1.82 $1.81 $1.83 $1.84 $1.91 $1.93 $1.95 $1.97 $2.05 $2.10 $2.13 $2.14 $2.19 $2.24 $2.26 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 FUNDS FROM OPERATIONS PER SHARE – BY QUARTER1 2017 0222018 2019 2020 20 2023

182ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S DISCIPLINED EXECUTION OF OUR UNIQUE BUSINESS STRATEGY DRIVES CONSISTENT GROWTH IN NOI $ in millions. 1. As of September 30, 2023. Our share of annual incremental net operating income primarily commencing from 4Q23 through 3Q26 is $491 million. Represents projects under construction aggregating 5.6 million RSF and two near-term projects aggregating 0.8 million RSF expected to commence construction during the next three quarters after September 30, 2023. 2. Refer to “Net operating income and net operating income (cash basis)” and “Reconciliation of net operating income and net operating income (cash basis)” in the appendix. $508 $582 $643 $802 $946 $1,086 $1,355 $1,491 $1,806 $1,989 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD 3Q23 Annualized NET OPERATING INCOME2 WELL POSITIONED TO CONTINUE STRONG GROWTH IN NOI $580M Annual Incremental NOI, Primarily Commencing From 4Q23 Through 3Q26, Related to 6.4M RSF Under Construction 66% Leased/Negotiating 1

183ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S SOLID 2024 SAME PROPERTY NOI GROWTH Refer to "Net operating income and net operating income (cash basis)" and "Same property" in the appendix. 2024 GUIDANCE RANGES FOR GROWTH IN SAME PROPERTY NET OPERATING INCOME 3.0% TO 5.0% (Cash Basis) 0.5% TO 2.5%

184ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S SOLID RELATIVE 5-YEAR-AVERAGE SAME PROPERTY CASH NOI GROWTH Refer to "Net operating income and net operating income (cash basis)" and "Same property" in the appendix. Source: GreenStreet.com, accessed on November 7, 2023, except ARE. 1. Alexandria’s 5-year average includes the midpoint of our 2023 guidance range for same property net operating income increases (cash basis) disclosed on October 23, 2023 and the midpoint of our 2024 guidance range for same property net operating income increases (cash basis) disclosed on November 29, 2023. 6.2% 4.9% 4.4% 4.1% 3.4% 3.3% 2.7% 2.3% 2.0% 1.9% 1.3% ARE KRC SBRA PEAK WELL MPW HR OHI BXP DOC VTRA 1 SAME PROPERTY NOI GROWTH (CASH BASIS) 5-YEAR AVERAGE (2020–2024)

185ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S CONTINUED STRONG 2024 RENTAL RATE GROWTH THROUGH CHALLENGING MACROECONOMIC CONDITIONS Represents rental rate increases on lease renewals and re-leasing of space. 2024 GUIDANCE RANGES FOR RENTAL RATE INCREASES 5.0% TO 13.0% (Cash Basis) 11.0% TO 19.0%

186ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S OPERATIONAL EXCELLENCE DRIVES SOLID OCCUPANCY 1. We expect our occupancy percentage of operating properties in North America as of December 31, 2023 to be at the lower end of our guidance range of 94.6% to 95.6% provided on October 23, 2023. GUIDANCE RANGE FOR OCCUPANCY PERCENTAGE OF OPERATING PROPERTIES IN NORTH AMERICA AS OF DECEMBER 31, 2024 94.6% TO 95.6% 93.8 94.8 94.1 94.3 94.9 94.6 95.9 97.0 97.2 96.6 96.8 97.3 96.8 94.6 94.0 94.8 94.6 to 95.6 94.6 to 95.6 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Guidance Range¹ 2024 Guidance Range YEAR-END OCCUPANCY PERCENTAGE

187ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S CONTINUED IMPROVEMENT OF GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF NET OPERATING INCOME 10.2% 9.4% 9.3% 8.0%-9.0% 2021 2022 YTD 3Q23 2024 Projected² GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF NET OPERATING INCOME 14.3% 12.0% 9.4% 8.8% 8.0%-9.0% 7.3% Hotel Office Health Care Industrial ARE ResidentialARE 2024 Projected2 HISTORICAL TREND1 Sources: S&P Global Market Intelligence for percentages of REIT asset types; internal records for ARE. Refer to "Net operating income and net operating income (cash basis)" in the appendix. 1. Excludes acceleration of stock compensation expense due to executive officer resignation of $7.2 million and $1.9 million recognized during the year ended December 31, 2022 and the nine months ended September 30, 2023, respectively. 2. Based upon the midpoint of our 2024 guidance range for general and administrative expenses disclosed on November 29, 2023. RELATIVE TO REIT ASSET TYPES Nine Months Ended September 30, 2023 2024 GUIDANCE RANGE FOR GENERAL AND ADMINISTRATIVE EXPENSES $181M TO $191M

188ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S VENTURE INVESTMENTS ARE AN INTEGRAL COMPONENT OF OUR MULTIFACETED REAL ESTATE PLATFORM 1. Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant impairments realized on non-real estate investments. Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the appendix. GROSS UNREALIZED GAINS $311M COST BASIS $1.2B AS OF SEPTEMBER 30, 2023 2024 GUIDANCE RANGE FOR REALIZED GAINS AND LOSSES ON NON-REAL ESTATE INVESTMENTS1 $95M TO $125M

189ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S 2024 GUIDANCE FOR INTEREST EXPENSE 2024 GUIDANCE RANGES $154M TO $184M INTEREST EXPENSE $325M TO $355M CAPITALIZATION OF INTEREST

190ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S DECREASE IN 2024 CAPITALIZATION OF INTEREST ► 2H23 deliveries drive decrease in capitalized interest in 2024 ► Average basis capitalized declines in 2024 ► 2024 construction spend and basis of projects expected to be delivered are roughly equivalent ► Expected increase in weighted- average interest rate in 2024 partially offsets decline in capitalized interest

ALEXANDRIA'S DECREASE IN CAPITALIZED INTEREST DRIVEN BY A REDUCTION IN BASIS CAPITALIZED FROM DELIVERIES, PARTIALLY OFFSET BY HIGHER WEIGHTED-AVERAGE INTEREST RATE


~4% DECREASE
$356
~10% DECREASE
from reduction in basis capitalized primarily due to deliveries of highly leased development and redevelopment projects1
~6% INCREASE
from higher weighted-average interest rate2
$340
2023 Projected3
2024 Projected3

KEY DRIVERS OF DECREASE IN 2024 CAPITALIZATION OF INTEREST

$ in millions. Refer to "Capitalized interest" in the appendix.

1. Represents the approximate decrease in capitalization of interest from 2023 to 2024 from the decline in the average cost basis qualifying for capitalization of interest primarily from deliveries of our highly leased development and redevelopment projects in the second half of 2023.
2. Represents the approximate increase in capitalization of interest from 2023 to 2024 due to an expected increase in the weighted-average interest rate for capitalization of interest in 2024.
3. Represents the midpoints of our guidance ranges for capitalized interest for the year ending December 31, 2023 of $346 million to $366 million (disclosed on October 23, 2023) and the year ending December 31, 2024 of $325 million and $355 million (disclosed on November 29, 2023).

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192ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S 2024 CAPITALIZATION OF INTEREST FOCUSES ON REQUIREMENTS NECESSARY TO MAXIMIZE LONG-TERM VALUE AND PROVIDE FUTURE NOI GROWTH 1. Percentages based on the midpoint of our 2024 guidance range for capitalization of interest. 2. As of September 30, 2023. Smaller Redevelopments and Repositioning Capital Projects ACTIVE CONSTRUCTION PROJECTS • 6.4M RSF under active construction and two near-term projects (66% leased/negotiating)2 • $580M annual incremental NOI commencing primarily from 4Q23 through 3Q262 • Projects expected to commence active construction in 2024 • Primarily mega campus expansion pre-construction work (entitlement, design, and site work) • Requirements necessary to maximize long-term value of these assets • Reducing time from vertical construction to delivery of space FUTURE PIPELINE PRE-CONSTRUCTION 10% 37% 53% 2024 CAPITALIZATION OF INTEREST1

193ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. As of September 30, 2023, our asset base in North America includes 41.5 million RSF of operating properties and 5.6 million RSF of Class A/A+ properties undergoing construction, 8.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 19.1 million SF of future development projects. ALEXANDRIA’S INVESTMENT IN FUTURE PIPELINE REQUIREMENTS NECESSARY TO MAXIMIZE LONG-TERM VALUE AND PROVIDE FUTURE NOI GROWTH 41.5M OPERATING RSF1 75.1M POTENTIAL SQUARE FEET1 Alexandria has the ability to almost double our size with assets on balance sheet

194ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES TANFORAN REQUIREMENTS NECESSARY TO MAXIMIZE LONG-TERM VALUE AND PROVIDE FUTURE NOI GROWTH Complex Entitlements Environmental Impact Analysis Heavy Infrastructure (roads, traffic, utilities, amenities, etc.) Master Planning Design Building Design and Construction

195ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 CASE STUDY ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES TANFORAN ACQUIRED IN 2021/2022 | 1.9M FUTURE SF THE MOST TRANSIT- FRIENDLY SITE IN SOUTH SAN FRANCISCO EAST OF 101 SFO MEGA CAMPUS: ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES – TANFORAN

196ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S 2024 STRATEGIC SELF-FUNDED CAPITAL PLAN CONTINUES TO FOCUS ON BALANCE SHEET STRENGTH, FLEXIBILITY, AND LIQUIDITY Self-fund through net cash provided by operating activities after dividends, leverage-neutral debt, JV capital, and dispositions Maintain fortress balance sheet, significant liquidity, low leverage, and strong corporate credit ratings Focus on completion of highly leased development and redevelopment projects Remain flexible and ready to adapt to macroenvironment

197ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 TOP10% ALEXANDRIA’S INDUSTRY-LEADING CREDIT PROFILE ALEXANDRIA’S CREDIT RATINGS ARE IN THE TOP 10% AMONG ALL PUBLICLY TRADED U.S. REITS S T A B L E Baa1 P O S I T I V E BBB+ Ratings and outlooks are as of November 29, 2023. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services as of September 30, 2023.

198ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S CONTINUED COMMITMENT TO MAINTAIN A STRONG CREDIT PROFILE 4Q24 GOAL NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA1 ≤5.1x 4.5x TO 5.0x FIXED-CHARGE COVERAGE RATIO1 4Q24 GOAL 1. Represents our 4Q24 annualized guidance for net debt and preferred stock to Adjusted EBITDA and our 4Q24 annualized guidance for fixed-charge coverage ratio disclosed on November 29, 2023. Refer to "Net debt and preferred stock to Adjusted EBITDA" and "Fixed-charge coverage ratio" in the appendix.

199ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 $ in millions. 1. Represents the midpoint of our 2024 guidance ranges disclosed on November 29, 2023. Refer to the appendix for the guidance ranges. 2. Refer to “Development, redevelopment, and pre-construction” in the appendix. 3. Primarily represents strategic acquisitions that expand existing mega campuses or are associated with a new mega campus. Approximately 68% of our projected 2024 acquisitions have been in process for five months or longer, the closing of which are milestone based, and we expect those milestones to be achieved in 2024. Midpoint1 Construction spend2 $ 2,250 Acquisitions3 500 Total uses of capital $ 2,750 ALEXANDRIA’S 2024 GUIDANCE FOR KEY USES OF CAPITAL

200ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 $ in billions. Refer to “Development, redevelopment, and pre-construction” in the appendix. 1. Projected periods represent the midpoints of our 2023 and 2024 guidance ranges for construction spend disclosed on November 29, 2023. Refer to the appendix for the guidance ranges. ALEXANDRIA’S MODERATION OF CONSTRUCTION SPENDING IN LIGHT OF MACROECONOMIC CONDITIONS $3.1 $2.9 $2.3 2022 2023 Projected 2024 Projected CONSTRUCTION SPEND1

ALEXANDRIA'S 2024 CONSTRUCTION SPEND FOCUSES ON REQUIREMENTS NECESSARY TO MAXIMIZE LONG-TERM VALUE AND PROVIDE FUTURE NOI GROWTH

2024 GUIDANCE RANGE FOR CONSTRUCTION SPEND

$1,950 TO $2,550

($ in Millions)

ACTIVE CONSTRUCTION PROJECTS

- 6.4M RSF under active construction and two near-term projects (66% leased/negotiating)[2]
  - $580M annual incremental NOI commencing primarily from 4Q23 through 3Q26[2]
- Projects expected to commence active construction in 2024

2024 CONSTRUCTION SPEND[1]



64%
27%
9%
Revenue/Non-Revenue-Enhancing Capital Expenditures

FUTURE PIPELINE PRE-CONSTRUCTION

- Primarily **mega campus expansion** pre-construction work (entitlement, design, and site work)
- **Requirements necessary to maximize long-term value** of these assets
- Reducing time from vertical construction to delivery of space

1. Percentages based on the midpoint of our 2024 guidance range for construction spend before contributions from noncontrolling interests. Refer to "Development, redevelopment, and pre-construction" in the appendix.
2. As of September 30, 2023.

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201

202ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S EXISTING CONSOLIDATED JOINT VENTURES 1. For the projected period from 4Q23 to 2026. 2. As of September 30, 2023. 3. Our 2024 construction spend guidance of $1.95 billion to $2.55 billion includes a reduction of $0.4 billion related to consolidated real estate joint venture funding from existing consolidated joint ventures. Projected funding from contractual commitments related to existing consolidated JVs over the next 3 years1 $0.2B 4Q23 $0.4B 20243 $0.6B 2025 & 2026 $1.2B2 ► PROVIDE SIGNIFICANT EQUITY CAPITAL TO FUND FUTURE CONSTRUCTION ► REDUCE OUR SHARE OF FUTURE CONSTRUCTION SPEND

203ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 Midpoint1 Incremental debt $ 7752 Excess 2023 bond capital expected to be held as cash at December 31, 2023 and reduces 2024 bond needs 125 Net cash provided by operating activities after dividends3 450 Dispositions and sales of partial interests 1,400 Total sources of capital $ 2,750 $ in millions. 1. Represents the midpoints of our 2024 guidance ranges for key sources of capital disclosed on November 29, 2023. Refer to the appendix for the guidance ranges. 2. Includes projected issuance of unsecured senior notes payable of $900 million at the midpoint of our 2024 guidance range disclosed on November 29, 2023. Refer to the appendix for the guidance range. 3. Refer to “Net cash provided by operating activities after dividends” in the appendix. ALEXANDRIA’S CONTINUED SELF-FUNDING STRATEGY IN 2024 2024 GUIDANCE FOR KEY SOURCES OF CAPITAL

204ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S DIVIDEND STRATEGY FOCUSES ON RETAINING SIGNIFICANT CASH FLOWS FROM OPERATING ACTIVITIES FOR REINVESTMENT $ in millions. Refer to “Net cash provided by operating activities after dividends” in the appendix. 1. Represents the midpoints of our 2023 and 2024 guidance ranges for net cash provided by operating activities after dividends disclosed on November 29, 2023. Refer to the appendix for the guidance ranges. $425 $450 2023 Projected 2024 Projected NET CASH PROVIDED BY OPERATING ACTIVITIES AFTER DIVIDENDS1

205ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 1. Based on a closing stock price on September 30, 2023 of $100.10 and the annualized dividend declared for the three months ended September 30, 2023 of $1.24 per common share. 2. Represents the average for years ended December 31, 2019 through 2022 and the three months ended September 30, 2023 annualized. 3. Represents common stock dividend declared for the three months ended September 30, 2023 annualized. 4. The 2019 through 2022 amounts represent the dividend payout ratios for the respective calendar years, and the 2023 amount represents the dividend payout ratio for the three months ended September 30, 2023. Refer to “Dividend payout ratio (common stock)” in the appendix. ALEXANDRIA SHARES OUR STRONG CASH FLOWS WITH STOCKHOLDERS THROUGH CONSISTENT GROWTH IN DIVIDENDS PER SHARE $4.00 $4.24 $4.48 $4.72 $4.96 2019 2020 2021 2022 2023³ ANNUAL COMMON STOCK DIVIDEND PER SHARE 60% 58% 57%58% 55% 3Q23 ANNUALIZED DIVIDEND PAYOUT RATIO4 DIVIDEND YIELD1 5.0% LAST FIVE YEARS 6.0% AVERAGE ANNUAL DIVIDEND PER-SHARE GROWTH2

206ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA’S STRATEGIC DISPOSITIONS AND SALES OF PARTIAL INTERESTS IN 2024 1. Represents the midpoint of our 2024 guidance range for dispositions and sales of partial interests disclosed on November 29, 2023. Refer to the appendix for the guidance range. MIDPOINT OF OUR GUIDANCE RANGE1 $1.4B ASSETS TARGETED FOR SALE IN 2024 STABILIZED OPERATING ASSETS OPERATING ASSETS WITH LEASE-UP OPPORTUNITIES LAND/ NON-INCOME-PRODUCING ASSETS

ALEXANDRIA

AT THE VANGUARD AND HEART OF THE LIFE SCIENCE INDUSTRY™

DISTINCTIVE IMPACT

FIRST MOVER ADVANTAGE

LONGSTANDING STRATEGIC RELATIONSHIPS

LASTING ENDURANCE

INDUSTRY-LEADING TENANT ROSTER

FORTRESS BALANCE SHEET

HIGH-QUALITY CASH FLOWS

SUPERIOR RESULTS

EXPERIENCED MANAGEMENT TEAM

OPERATIONAL EXCELLENCE

DOMINANT PLATFORM

UNMATCHED SCALE

WORLD-CLASS LOCATIONS

CAPITAL SELF-SUFFICIENCY

PREMIER MEGA CAMPUSES

GOLDEN AGE OF BIOLOGY

SIGNIFICANT STRATEGIC OPTIONALITY

STELLAR BRAND LOYALTY

ESSENTIAL LABSPACE® ASSETS

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208ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 ALEXANDRIA INVESTOR DAY 2023 At the Vanguard of the Secularly Growing Life Science Industry and Powered by Capital Self-Sufficiency APPENDIX

209ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 DEFINITIONS AND NON-GAAP RECONCILIATIONS Adjusted EBITDA and Adjusted EBITDA margin We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues. We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties. In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity. In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities. Annual rental revenue Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2023, approximately 92% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations. Capitalization rates Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized, excluding lease termination fees, for the quarter preceding the date on which the property is sold, or near-term prospective net operating income. Capitalized interest We capitalize interest cost as a cost of a project during periods for which activities necessary to develop or redevelop a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop or redevelop a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre- construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.

210ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 DEFINITIONS AND NON-GAAP RECONCILIATIONS Class A/A+ properties and AAA locations Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A/A+ properties generally command higher annual rental rates than other classes of similar properties. AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space. Development, redevelopment, and pre-construction A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and advanced technology mega campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into laboratory, agtech, or tech space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory, agtech, and tech space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A/A+ properties. Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows. Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies. Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A/A+. Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space. Dividend payout ratio (common stock) Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted. Fixed-charge coverage ratio Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

211ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 DEFINITIONS AND NON-GAAP RECONCILIATIONS Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties. The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period. We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions. Initial stabilized yield (unlevered) Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. - Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis. - Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property. Investment-grade or publicly traded large cap tenants Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade-rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended September 30, 2023, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

212ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 DEFINITIONS AND NON-GAAP RECONCILIATIONS Mega campus Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Net cash provided by operating activities after dividends Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences. Net debt and preferred stock to Adjusted EBITDA Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA. Net operating income and net operating income (cash basis) Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases. Operating statistics We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. Same property Same properties refer to all consolidated properties that were fully operating for the entirety of the comparative periods presented. Properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties. Total equity capitalization Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

213ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 DEFINITIONS AND NON-GAAP RECONCILIATIONS Total market capitalization Total market capitalization is equal to the sum of total equity capitalization and total debt. Weighted-average interest rate for capitalization of interest The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization. Unencumbered net operating income as a percentage of total net operating income Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

214ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 RECONCILIATION OF FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED – BY QUARTER FUNDS FROM OPERATIONS PER SHARE, AS ADJUSTED 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders $ 0.29 $ 0.35 $ 0.55 $ 0.38 $ 1.32 $ 0.51 $ 1.99 $ (0.30) $ 1.11 $ 0.68 $ (0.44) $ 1.74 $ 0.14 $ 1.82 $ 0.63 $ 3.26 Depreciation and amortization of real estate assets 1.06 1.10 1.11 1.08 1.08 1.13 1.11 1.14 1.17 1.15 1.14 1.13 1.31 1.22 1.28 1.21 Our share of gain on sale of real estate from unconsolidated JVs - - (0.15) - - - (0.34) - - - - - - - - - Gain on sales of real estate - - - - - - - (0.08) - - - - - - (0.01) (1.14) Impairment of real estate – rental properties - - - - - - - - - - - 0.11 0.06 - 0.06 0.19 Gain on sales of real estate – land parcels - - - - - - - - - - - - - - - - Assumed conversion of 7.00% Series D cumulative convertible preferred stock - - - - 0.01 - - - - - - - - - - - Allocation to unvested restricted stock awards - - - - - (0.01) (0.01) - (0.02) - - (0.02) (0.01) (0.01) (0.01) (0.01) Funds from operations per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted $ 1.35 $ 1.45 $ 1.51 $ 1.46 $ 2.41 $ 1.63 $ 2.75 $ 0.76 $ 2.26 $ 1.83 $ 0.70 $ 2.96 $ 1.50 $ 3.03 $ 1.95 $ 3.51 Unrealized (gains) losses on non-real estate investments - - - - (0.70) (0.05) (1.11) 0.89 (0.65) (0.10) 0.62 (1.29) 0.14 (1.38) 0.11 (1.75) Significant realized gains on non-real estate investments - - - - (0.08) - - (0.06) - - - - - - - - Impairments of real estate – land parcels and non-real estate investments - 0.05 - 0.04 - 0.06 - 0.05 - - 0.06 0.09 0.18 0.15 - - Impairment of real estate - - - - - - - - - - - - - - - - Loss on early extinguishment of debt 0.01 - - 0.03 - - 0.01 - 0.07 - 0.36 - - - 0.42 0.06 Loss on early termination of interest rate hedge agreements - - - - - - - - - - 0.02 - - - - - Termination fee - - - - - - - - - - - - - - (0.69) - Acceleration of stock compensation expense due to executive officer resignation - - - - - - - - - - - - - - 0.04 - Our share of gain on early extinguishment of debt from unconsolidated real estate JVs - - - - - - (0.01) - - - - - - - - - Preferred stock redemption charge 0.12 - - - - - - 0.04 0.02 - - - - - - - Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock - - - - (0.01) - - - - - - - - - - - Allocation to unvested restricted stock awards - - - - - - 0.02 - 0.01 - (0.01) 0.01 - 0.01 - 0.02 Funds from operations per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted $ 1.48 $ 1.50 $ 1.51 $ 1.53 $ 1.62 $ 1.64 $ 1.66 $ 1.68 $ 1.71 $ 1.73 $ 1.75 $ 1.77 $ 1.82 $ 1.81 $ 1.83 $ 1.84

RECONCILIATION OF FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED – BY QUARTER

FUNDS FROM OPERATIONS PER SHARE, AS ADJUSTED	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23
Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.'s common stockholders	$ 0.04	$ 2.61	$ 0.67	$ 0.47	$ (0.96)	$ 1.67	$ 2.11	$ 0.31	$ 0.44	$ 0.51	$ 0.13
Depreciation and amortization of real estate assets	1.20	1.19	1.26	1.40	1.36	1.32	1.39	1.41	1.38	1.42	1.40
Our share of gain on sale of real estate from unconsolidated JVs	-	-	-	-	-	-	-	-	-	-	-
Gain on sales of real estate	(0.02)	-	-	(0.80)	-	(1.33)	(2.00)	-	-	(1.26)	-
Impairment of real estate – rental properties	0.04	0.01	0.12	-	-	-	-	0.13	-	0.98	0.12
Gain on sales of real estate – land parcels	-	-	-	-	-	-	-	-	-	-	-
Assumed conversion of 7.00% Series D cumulative convertible preferred stock	-	-	-	-	-	-	-	-	-	-	-
Allocation to unvested restricted stock awards	-	(0.01)	(0.01)	-	-	-	0.01	(0.01)	(0.01)	(0.01)	(0.01)
Funds from operations per share attributable to Alexandria Real Estate Equities, Inc.'s common stockholders – diluted	$ 1.26	$ 3.80	$ 2.04	$ 1.07	$ 0.40	$ 1.66	$ 1.51	$ 1.84	$ 1.81	$ 1.64	$ 1.64
Unrealized (gains) losses on non-real estate investments	0.34	(1.67)	0.10	0.91	1.67	0.42	0.35	0.15	0.39	0.46	0.45
Significant realized gains on non-real estate investments	(0.17)	(0.24)	(0.35)	-	-	-	-	-	-	-	-
Impairments of real estate – land parcels and non-real estate investments	-	-	-	-	-	-	-	0.12	-	0.13	0.17
Impairment of real estate	-	0.02	0.16	-	-	-	0.24	0.03	-	0.02	-
Loss on early extinguishment of debt	0.49	-	-	-	-	0.02	-	-	-	-	-
Loss on early termination of interest rate hedge agreements	-	-	-	-	-	-	-	-	-	-	-
Termination fee	-	-	-	-	-	-	-	-	-	-	-
Acceleration of stock compensation expense due to executive officer resignation	-	-	-	-	-	-	0.04	-	-	-	0.01
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	-	-	-	-	-	-	-	-	-	-	-
Preferred stock redemption charge	-	-	-	-	-	-	-	-	-	-	-
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock	-	-	-	-	-	-	-	-	-	-	-
Allocation to unvested restricted stock awards	(0.01)	0.02	-	(0.01)	(0.02)	-	(0.01)	-	(0.01)	(0.01)	(0.01)
Funds from operations per share attributable to Alexandria Real Estate Equities, Inc.'s common stockholders – diluted, as adjusted	$ 1.91	$ 1.93	$ 1.95	$ 1.97	$ 2.05	$ 2.10	$ 2.13	$ 2.14	$ 2.19	$ 2.24	$ 2.26

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RECONCILIATION OF FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED – BY YEAR

FUNDS FROM OPERATIONS PER SHARE, AS ADJUSTED	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	PROJECTED 2023	PROJECTED 2024
Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.'s common stockholders	$ 1.60	$ 1.01	$ 1.63	$ (1.99)	$ 1.58	$ 3.52	$ 3.12	$ 6.01	$ 3.82	$ 3.18	$ 1.36 to $1.38[1]	$ 3.49 to 3.69[2]
Depreciation and amortization of real estate assets	2.80	3.15	3.64	4.02	4.35	4.50	4.60	5.01	5.07	5.47	5.60	5.95
Our share of gain on sale of real estate from unconsolidated JVs	-	-	-	-	(0.15)	(0.35)	-	-	-	-	-	-
Gain on sales of real estate	-	(0.03)	(0.17)	(0.05)	-	(0.08)	-	(1.22)	(0.86)	(3.33)	(1.26)	-
Impairment of real estate - rental properties	-	0.38	0.33	1.29	-	-	0.11	0.32	0.17	0.13	1.62	-
Gain on sales of real estate - land parcels	(0.07)	(0.09)	-	-	-	-	-	-	-	-	-	-
Allocation to unvested restricted stock awards	-	-	-	-	-	(0.06)	(0.06)	(0.05)	(0.04)	(0.01)	(0.03)	(0.07)
Funds from operations per share attributable to Alexandria Real Estate Equities, Inc.'s common stockholders - diluted	$ 4.33	$ 4.42	$ 5.43	$ 3.27	$ 5.78	$ 7.53	$ 7.77	$ 10.07	$ 8.16	$ 5.44	$ 7.29 to $7.31	$ 9.37 to 9.57
Unrealized gains on non-real estate investments	-	-	-	-	-	(0.96)	(1.44)	(2.96)	(0.30)	2.55	1.29	-
Significant realized gains on non-real estate investments	-	-	(0.18)	(0.06)	-	(0.14)	-	-	(0.75)	-	-	-
Impairments of real estate - land parcels and non-real estate investments	0.01	0.34	-	1.47	0.09	0.11	0.15	0.19	-	0.13	0.30	-
Impairment of real estate	-	-	-	-	-	-	-	0.12	0.18	0.27	0.02	-
Acquisition-related expenses	0.02	-	-	-	-	-	-	-	-	-	-	-
Loss on early extinguishment of debt	0.04	0.01	-	0.04	0.03	0.01	0.42	0.48	0.46	0.02	-	-
Loss on early termination of interest rate hedge agreements	-	-	-	-	-	-	0.02	-	-	-	-	-
Termination fee	-	-	-	-	-	-	-	(0.68)	-	-	-	-
Acceleration of stock compensation expense due to executive officer resignation	-	-	-	-	-	-	-	0.04	-	0.04	0.09	-
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	-	-	-	-	-	(0.01)	-	-	-	-	-	-
Preferred stock redemption charge	-	0.03	-	0.79	0.12	0.04	0.02	-	-	-	-	-
Allocation to unvested restricted stock awards	-	-	-	-	-	0.02	0.02	0.04	0.01	(0.03)	(0.02)	-
Funds from operations per share attributable to Alexandria Real Estate Equities, Inc.'s common stockholders - diluted, as adjusted	$ 4.40	$ 4.80	$ 5.25	$ 5.51	$ 6.02	$ 6.60	$ 6.96	$ 7.30	$ 7.76	$ 8.42	$ 8.97 to $8.99	$ 9.37 to 9.57

1. Excludes unrealized gains or losses after September 30, 2023 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
2. Excludes unrealized gains or losses after December 31, 2023 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.

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RECONCILIATION OF NET OPERATING INCOME AND NET OPERATING INCOME (CASH BASIS)

	2014	2015	2016	2017	2018	2019	2020	2021	2022	YTD 3Q23 ANNUALIZED
Net income (loss)	$ 106,778	$ 146,114	$ (49,799)	$ 194,204	$ 402,793	$ 404,047	$ 827,171	$ 654,282	$ 670,701	$ 431,536
Equity in (earnings) losses of unconsolidated real estate joint ventures	(554)	(1,651)	184	(15,426)	(43,981)	(10,136)	(8,148)	(12,255)	(645)	(823)
General and administrative expenses	53,530	59,621	63,884	75,009	90,405	108,823	133,341	151,461	177,278	186,753
Interest expense	79,299	105,813	106,953	128,645	157,495	173,675	171,609	142,165	94,203	56,316
Depreciation and amortization	224,096	261,289	313,390	416,783	477,661	544,612	698,104	821,061	1,002,146	1,077,636
Impairment of real estate	51,675	23,250	209,261	203	6,311	12,334	48,078	52,675	64,969	252,299
Loss on early extinguishment of debt	525	189	3,230	3,451	1,122	47,570	60,668	67,253	3,317	-
Gain on sales of real estate - rental properties	-	(12,426)	(3,715)	(270)	(8,704)	(474)	(154,089)	(126,570)	(537,918)	(286,413)
Gain on sales of real estate - land parcels	(6,403)	-	(90)	(111)	-	-	-	-	-	-
Investment (income) loss	-	-	-	-	(136,763)	(194,647)	(421,321)	(259,477)	331,758	272,068
(Income) loss from discontinued operations, net	(1,233)	43	-	-	-	-	-	-	-	-
Net operating income	$ 507,713	$ 582,242	$ 643,298	$ 802,488	$ 946,339	$ 1,085,804	$ 1,355,413	$ 1,490,595	$ 1,805,809	$ 1,989,372
Straight-line rent revenue	(45,534)	(50,379)	(51,672)	(107,643)	(93,883)	(104,235)	(96,676)	(115,145)	(118,003)	(123,108)
Amortization of acquired below-market leases	(2,845)	(6,118)	(5,723)	(19,055)	(21,938)	(29,813)	(57,244)	(54,780)	(74,346)	(92,863)
Net operating income (cash basis)	$ 459,334	$ 525,745	$ 585,903	$ 675,790	$ 830,518	$ 951,756	$ 1,201,493	$ 1,320,670	$ 1,613,460	$ 1,773,401

$ in thousands.

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218ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 RECONCILIATION OF ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN September 30, 2023 Three Months Ended Nine Months Ended Net income $ 68,254 $ 323,652 Interest expense 11,411 42,237 Income taxes 1,183 4,565 Depreciation and amortization 269,370 808,227 Stock compensation expense 16,288 48,266 Gain on sales of real estate - (214,810) Unrealized losses on non-real estate investments 77,202 220,954 Impairment of real estate 20,649 189,224 Impairment of non-real estate investments 28,503 51,456 Adjusted EBITDA $ 492,860 $ 1,473,771 Total revenues $ 713,788 $ 2,128,483 Adjusted EBITDA Margin 69% 69% $ in thousands.

219ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 RECONCILIATION OF NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA 3Q23 4Q22 4Q21 4Q09 Adjusted EBITDA $ 492,860 $ 461,734 $ 407,811 $ 81,163 Adjusted EBITDA (annualized) $ 1,971,440 $ 1,846,936 $ 1,631,244 $ 324,652 Secured notes payable $ 109,110 $ 59,045 $ 205,198 $ 937,017 Unsecured senior notes payable 11,093,725 10,100,717 8,316,678 - Unsecured senior line of credit and commercial paper - - 269,990 1,226,000 Unsecured convertible notes - - - 583,929 Unamortized deferred financing costs 78,496 74,918 65,476 - Cash and cash equivalents (532,390) (825,193) (361,348) (70,628) Restricted cash (35,321) (32,782) (53,879) (24,054) Preferred stock - - - 380,830 Net debt and preferred stock $ 10,713,620 $ 9,376,705 $ 8,442,115 $ 3,033,094 Net debt and preferred stock to Adjusted EBITDA – quarter annualized 5.4x 5.1x 5.2x 9.3x $ in thousands.

220ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 RECONCILIATION OF FIXED-CHARGE COVERAGE RATIO 3Q23 4Q22 4Q21 4Q09 Adjusted EBITDA $ 492,860 $ 461,734 $ 407,811 $ 81,163 Interest expense $ 11,411 $ 17,522 $ 34,862 $ 19,542 Capitalized interest 96,119 79,491 44,078 19,000 Amortization of loan fees (4,059) (3,975) (2,911) (2,081) Amortization of debt premiums (306) (272) 502 2,998 Cash interest and fixed charges $ 103,165 $ 92,766 $ 76,531 $ 39,370 Fixed charge coverage – quarter annualized 4.8x 5.0x 5.3x 2.1x $ in thousands.

2023 KEY SOURCES AND USES OF CAPITAL

KEY SOURCES AND USES OF CAPITAL	AS OF 11/29/23 RANGE		AS OF 11/29/23 MIDPOINT	AS OF 11/29/23 CERTAIN COMPLETED ITEMS	AS OF 10/23/23 MIDPOINT	KEY CHANGES
Sources of capital:						
Incremental debt	$ 810	$ 960	$ 885	See below	$ 735	$150 million increase
Excess 2022 bond capital held as cash at December 31, 2022	300	300	300	$ 300 [2]	300	No change
Net cash provided by operating activities after dividends	400	450	425		375	$50 million increase
Dispositions and sales of partial interests	1,350	1,550	1,450	$ 875 [1]	1,650	$200 million decrease[2]
Future settlement of forward equity sales agreements outstanding as of December 31, 2022	100	100	100	$ 100 [3]	100	No change
Total sources of capital	2,960	3,360	3,160		$ 3,160	
Uses of capital:						
Construction	$ 2,785	$ 3,085	$ 2,935		$ 2,935	No change
Acquisitions	175	275	225	$ 259	225	
Total uses of capital	$ 2,960	$ 3,360	$ 3,160		$ 3,160	
Incremental debt (included above):						
Issuance of unsecured senior notes payable	$ 1,000	$ 1,000	$ 1,000	$ 1,000 [4]		
Cash expected to be held at December 31, 2023[5]	-	(250)	(125)			
Unsecured senior line of credit, commercial paper, and other	(190)	210	(10)			
Net incremental debt	$ 810	$ 960	$ 885			

$ in millions.

1. Represents $300.0 million of excess 2022 bond capital proceeds held as cash at December 31, 2022, which we used to reduce our 2023 debt capital needs.
2. The majority of the $200 million decrease in our guidance for 2023 dispositions and sales of partial interests (at the midpoint of the range) was attributable to the deferral of transactions into 2024. Our updated 2023 capital plan still achieves our net debt to Adjusted EBITDA target of less than or equal to 5.1x for the three months ending December 31, 2023 annualized, disclosed on November 29, 2023.
3. Represents outstanding forward equity sales agreements to sell 699 thousand shares of common stock under our ATM program entered into during 2022 and expected to be settled during the three months ending December 31, 2023.
4. Represents $1.0 billion of unsecured senior notes payable issued in February 2023.
5. Cash expected to be held at December 31, 2023 has been reclassified as a component of incremental debt in the table above.

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222ALEXANDRIA REAL ESTATE EQUITIES, INC. | Proprietary | All Rights Reserved © 2023 2024 KEY SOURCES AND USES OF CAPITAL KEY SOURCES AND USES OF CAPITAL RANGE MIDPOINT Sources of capital: Incremental debt $ 900 $ 650 $ 775 Excess 2023 bond capital expected to be held as cash at December 31, 2023 - 250 125 Net cash provided by operating activities after dividends 400 500 450 Dispositions and sales of partial interests 900 1,900 1,400 Total sources of capital $ 2,200 $ 3,300 $ 2,750 Uses of capital: Construction $ 1,950 $ 2,550 $ 2,250 Acquisitions1 250 750 500 Total uses of capital $ 2,200 $ 3,300 $ 2,750 Incremental debt (included above): Issuance of unsecured senior notes payable $ 500 $ 1,300 $ 900 Unsecured senior line of credit, commercial paper program, and other 400 (650) (125) Incremental debt $ 900 $ 650 $ 775 $ in millions. 1. Primarily represents strategic acquisitions that expand existing mega campuses or are associated with a new mega campus. Approximately 68% of our projected 2024 acquisitions have been in process for five months or longer, the closing of which are milestone based, and we expect those milestones be achieved in 2024.